UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
Check the Appropriate Box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

ACNB Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 30, 2026
Dear Fellow Shareholders of ACNB Corporation:
On behalf of the Board of Directors, I am pleased to inform you of our Annual Meeting of Shareholders to be held virtually via live webcast on Tuesday, May 5, 2026, at 1:00 p.m., prevailing time. You will be able to attend the annual meeting by visiting https://www.cstproxy.com/acnb/2026 and following the instructions on the enclosed proxy card. You will not be able to attend the annual meeting in person. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation’s 2025 Annual Review, and ACNB Corporation’s 2025 Annual Report on Form 10-K.
The principal business of the meeting is to elect four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to conduct a non-binding vote on executive compensation; to approve and adopt an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares; to approve and adopt an amendment to the Amended and Restated Articles of Incorporation to authorize uncertified shares; to approve, adopt and ratify the ACNB Corporation Employee Stock Purchase Plan; to ratify the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.
I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided or to vote via the internet or telephone. Your prompt vote will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy, internet or telephone will ensure your representation at the annual meeting.
Sincerely,
James P. Helt
President & Chief Executive Officer

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ACNB CORPORATION
NASDAQ TRADING SYMBOL: ACNB
acnb.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT
2026

Proxy Statement — Dated and to be mailed to shareholders on or about March 30, 2026.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2026
TO THE SHAREHOLDERS OF ACNB CORPORATION:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held virtually via live webcast on Tuesday, May 5, 2026, at 1:00 p.m., prevailing time. You will be able to attend the ACNB special meeting by visiting https://www.cstproxy.com/acnb/2026 and following the instructions on the enclosed proxy card. The annual meeting is being held for the purpose of considering and voting upon the following matters:
1.
To elect four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

2.
To conduct a non-binding vote on executive compensation;

3.
To approve and adopt an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 20,000,0000 to 40,000,000;

4.
To approve and adopt an amendment to the Amended and Restated Articles of Incorporation to authorized uncertificated shares;

5.
To approve, adopt and ratify the ACNB Corporation Employee Stock Purchase Plan;

6.
To ratify the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm; and,

7.
To transact such other business as may properly come before the 2026 Annual Meeting and any adjournment or postponement thereof.

Only those shareholders of record, at the close of business on March 9, 2026, are entitled to notice of and to vote at the meeting.
Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope or vote by internet or telephone. We cordially invite you to attend and participate in the meeting online. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.
The Corporation’s Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation’s 2025 Annual Review, and ACNB Corporation’s 2025 Annual Report on Form 10-K on or about March 30, 2026.
BY ORDER OF THE BOARD OF DIRECTORS,
James P. Helt
President & Chief Executive Officer
Gettysburg, Pennsylvania
March 30, 2026
YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY TODAY.

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PROXY STATEMENT
GENERAL INFORMATION
Date, Time and Place of the Annual Meeting
ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation’s Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Tuesday, May 5, 2026, at 1:00 p.m., prevailing time, virtually via live webcast. You will not be able to attend the meeting in person. Information about how you can attend and participate in the annual meeting is included in the proxy card accompanying this proxy statement. Included with this proxy statement is a copy of ACNB Corporation’s 2025 Annual Review and ACNB Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Corporation’s principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation’s telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to the Secretary of ACNB Corporation at (717) 339-5161.
Description of ACNB Corporation
ACNB Corporation was formed in 1982 and became the holding company for the banking subsidiary in 1983. ACNB Corporation’s wholly-owned banking subsidiary is ACNB Bank, a Pennsylvania state-chartered bank and trust company, formerly Adams County National Bank. ACNB Bank operates in southcentral Pennsylvania and central Maryland. The Corporation’s primary activity consists of owning and supervising its banking subsidiary.
The Corporation also owns and supervises ACNB Insurance Services, Inc. as its insurance agency subsidiary.
We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.
Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2026. The notice of meeting, proxy statement, proxy card, ACNB Corporation’s 2025 Annual Review, and ACNB Corporation’s 2025 Annual Report on Form 10-K are available at investor.acnb.com.
Virtual Meeting Information
We have decided to hold the Annual Meeting of Shareholders virtually due to declining attendance at our in person annual meetings of shareholders, and because the Board of Directors believes that the virtual format allows a greater number of shareholders to participate. As more fully described below, shareholders will have the opportunity to engage management by submitting questions at the Annual Meeting.
To participate in the virtual Annual Meeting, visit https://www.cstproxy.com/acnb/2026 and enter the 12-digit control number included on your proxy card that accompanied your proxy materials delivered to registered shareholders. You may log into the meeting platform beginning at 12:45 p.m., Eastern Time, on May 5, 2026. The live webcast will begin promptly at 1:00 p.m., Eastern Time. We encourage shareholders to access the website prior to the start of the meeting and to allow sufficient time to complete the online registration process.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Shareholders should refer to the Rules of Procedure for the meeting that will be posted on the virtual meeting website for guidelines regarding the submission of questions, including certain topics and subject matter that we will consider inappropriate for purposes of the meeting. If you wish to submit a question during the meeting, you may log into https://www.cstproxy.com/acnb/2026 and enter your 12-digit control number from your proxy card. Once you are logged in, you should follow the prompts to submit a question.
Only registered shareholders with a valid 12-digit control number located on their proxy card will be able to log into the virtual meeting for purposes of submitting questions or voting shares. If you no longer have your control number or were not a registered shareholder on the record date, you may still enter the meeting as a guest in listen-only mode. However, if you attend the meeting as a guest, you will not have the ability to vote or submit questions.
If you encounter any technical difficulties with the virtual meeting platform, please use the telephone numbers listed on the meeting website prior to the start of the meeting and technicians will be available to assist you.
VOTING PROCEDURES
Solicitation and Voting of Proxies
The Board of Directors solicits this proxy for use at the Corporation’s 2026 Annual Meeting of Shareholders. The Corporation’s directors and officers and ACNB Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities, as well as will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 30, 2026.
Shareholders of record at the close of business on March 9, 2026 (the annual meeting record date), are entitled to vote at the meeting. The Corporation’s records show that, as of the annual meeting record date, 10,353,502 shares of the Corporation’s common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.
You may vote your shares by completing and returning a written proxy card or voting by internet or telephone. Registered shareholders may also vote via the internet at the virtual meeting by logging in to the virtual meeting website with your 12-digit control number located on your proxy card. Submitting your voting instructions by returning a proxy card, internet or telephone will not affect your right to attend the virtual meeting and vote, if you later decide to attend.
If your shares are registered directly in your name with ACNB Corporation’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote at the meeting. The Corporation has provided a proxy card, as well as instructions to vote by internet or telephone, for your use. If you would like to submit questions or vote at the virtual meeting, please retain and use your 12-digit control number on the proxy card to log into the virtual meeting platform.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and you are also invited to attend the meeting following the instructions provided to you on your proxy card. However, because you are not the shareholder of record, you may not vote your street name shares or submit questions at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Elizabeth F. Carson and Todd L. Herring as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card or vote by internet or telephone not specifying to the contrary will be voted FOR:
1.
Electing four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

2.
Approving the non-binding vote on executive compensation;

3.
Approving and adopting an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000;

4.
Approving and adopting an amendment to the Amended and Restated Articles of Incorporation to authorize uncertificated shares;

5.
Approving, adopting and ratifying the ACNB Corporation Employee Stock Purchase Plan; and,

6.
Ratifying the selection of Crowe LLP as ACNB Corporation’s independent registered public accounting firm.

You may revoke your written proxy by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy and giving written notice of the revocation, or by voting again by internet or telephone, at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, or by internet or telephone in accordance with instructions from shareholders.
Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.
Quorum and Vote Required for Approval
As of the close of business on March 9, 2026, the Corporation had 10,353,502shares of common stock, par value $2.50 per share, outstanding.
Under Pennsylvania law and ACNB Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not considered present and voting on a particular matter as to which the broker withheld authority and, therefore, not counted as a vote cast on that matter. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation’s Amended and Restated Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.
If a quorum is present, approving the non-binding proposal on executive compensation and ratifying the independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative “FOR” vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against the proposals.
If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of “FOR” votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees when the broker withheld authority.
GOVERNANCE OF THE CORPORATION
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and executive management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of The Nasdaq Stock Market, Securities and Exchange Commission (SEC) regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has fourteen (14) members. Pursuant to the Corporation’s mandatory retirement requirements, Scott L. Kelley and Daniel W. Potts will retire at the annual meeting. Under the SEC and Nasdaq standards for independence, except for Messrs. Draganosky and Seibel, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Mr. Draganosky is not independent because he has entered into and received certain compensation and benefits from the Corporation related to a separation and non-competition agreement. Mr. Seibel is not independent because he is the brother of Douglas A. Seibel, Executive Vice President/Chief Lending & Revenue Officer of ACNB Bank. Only independent directors serve on our Audit Committee, Compensation Committee, and Nominating Committee.
Leadership Structure
The Corporation chooses to separate the roles of Chairman and President & Chief Executive Officer. The President & Chief Executive Officer is responsible for implementing the strategic direction of the Corporation, as determined by the Board of Directors, and for the day-to-day leadership and performance of the Corporation. The Chairman oversees the agenda for and presides over Board of Director meetings, as well as provides leadership to the Board and facilitates communication between the Board of Directors and executive management. The Corporation’s Chairman of the Board is considered independent under the SEC and Nasdaq standards for independence.
Risk Oversight
The Board of Directors has a role in overseeing the Corporation’s risks as a whole and at the committee level. The Audit Committee is primarily responsible for overseeing the risks the Corporation faces on behalf of the Board of Directors. In doing so, the Audit Committee works closely with the Corporation’s Chairman of the Board, President & Chief Executive Officer, and ACNB Bank’s Chief Risk Officer, as well as with other members of management with respect to matters relating to risk management. The Audit Committee receives reports on risk management and the processes in place to monitor and control such exposures. The Audit Committee may also receive updates, from time to time, between meetings from management relating to risk oversight matters. The Audit Committee provides updates on its risk management activities to the full Board of Directors via the committee’s meeting minutes. Further, members of management may make presentations on risk management to the full Board of Directors or another committee of the Board of Directors.
In addition to the Audit Committee, other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Corporation’s compensation practices. Also, the Executive Committee assesses the risks associated with the Corporation’s executive management succession plan. It is the role of the full Board of Directors, however, to consider the risks associated with the Corporation’s strategic plan and its implementation.
Director Independence
In determining each director’s and nominee’s independence, the Board of Directors considered loan transactions between ACNB Bank and the individuals, their family members, and businesses with which they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under “Transactions with Directors and Executive Officers” below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Elizabeth F. Carson	Yes	None
Kimberly S. Chaney	Yes	None
Alexandra C. Chiaruttini	Yes	Utility payments made to Ms. Chiaruttini’s employer, The York Water Company.*
Frank Elsner, III	Yes	None
Todd L. Herring	Yes	None
Scott L. Kelley	Yes	Purchase of a camper from ACNB Bank that was acquired as a result of collection of loan collateral.**
James J. Lott	Yes	None
Donna M. Newell	Yes	None
John M. Polli	Yes	None
Daniel W. Potts	Yes	None
Alan J. Stock	Yes	None

*
Utility payments consisted of $6,233.95 in 2025. These utility payments were made on the basis of standard utility charges for water/sewer service provided to ACNB Bank office locations.

**
The purchase price was $15,711, and was determined to be fair market value based on third party valuation data.

In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.
Directors of ACNB Corporation
The following table sets forth, as of March 9, 2026 (in alphabetical order), selected information about the Corporation’s directors and director nominees.
Name	Class of Director	Director Since	Age as of March 9, 2026
Elizabeth F. Carson	2	2025	69
Kimberly S. Chaney	3	2020	64
Alexandra C. Chiaruttini	1	2024	55
Eugene J. Draganosky, Vice Chair	1	2025	62
Frank Elsner, III	3	2002	65
James P. Helt	3	2017	59
Todd L. Herring, Vice Chair	1	2017	64
Scott L. Kelley(1)	3	2012	74
James J. Lott	1	2007	63
Donna M. Newell	2	2012	55
John M. Polli	3	2025	61
Daniel W. Potts(1)	3	2004	73
D. Arthur Seibel, Jr.	2	2017	67
Alan J. Stock, Chair of the Board	2	2005	68

(1)
Pursuant to the Corporation’s mandatory retirement requirements, Messrs. Kelley and Potts will retire at the annual meeting.

Executive Officers of ACNB Corporation and Subsidiaries
The following table sets forth, as of March 9, 2026, selected information about the Executive Officers of the Corporation and its subsidiaries, each of whom is appointed by the Board of Directors and each of whom holds office at the Board’s discretion.
Name and Position	Position Held	Age as of March 9, 2026
James P. Helt
President & Chief Executive Officer of ACNB Corporation	2017-Present	59
Chief Executive Officer of ACNB Bank	2017-Present
President of ACNB Bank	2015-Present
Executive Vice President/Banking Services of ACNB Bank	2008-2015
Brett D. Fulk
Executive Vice President/Chief Strategy Officer(1)	2022-Present	57
Laurie A. Laub
Executive Vice President/Chief Credit Officer of ACNB Bank	2025-Present	60
Executive Vice President/Chief Credit & Operations Officer of ACNB Bank(2)	2016-2025
Douglas A. Seibel
Executive Vice President/Chief Lending Officer of ACNB Bank	2025-Present	65
Executive Vice President/Chief Revenue & Lending Officer of ACNB Bank(3)	2016-2025
Jason H. Weber
Executive Vice President/Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank	2022-Present	51
Executive Vice President/Finance of ACNB Corporation and ACNB Bank(4)	2022
Emily E. Berwager
Senior Vice President/Chief Human Resources Officer of ACNB Bank	2025-Present	48
Senior Vice President/Human Resources Manager of ACNB Bank(5)	2020-2025
Andrew A. Bradley
Senior Vice President/Chief Risk Officer of ACNB Bank(6)	2023-Present	48
Kevin J. Hayes
Senior Vice President/General Counsel, Secretary, & Chief Governance Officer of ACNB Corporation and ACNB Bank	2023-Present	38
Senior Vice President/General Counsel of ACNB Bank(7)	2020-2023

(1)
Prior to joining ACNB Bank, Mr. Fulk served as President and Chief Executive Officer of Riverview Financial Corporation, Harrisburg, Pennsylvania, from 2015 to 2021.

(2)
Ms. Laub joined ACNB Bank in 2005.

(3)
Mr. Seibel joined ACNB Bank in 2008.

(4)
Prior to joining ACNB Corporation, Mr. Weber served as Executive Vice President and Chief Financial Officer for Atlantic Community Bankers Bank, Camp Hill, Pennsylvania, from June 2020. Prior to that, he served as director of corporate development and financial planning and analysis at Fulton Financial Corporation in Lancaster, Pennsylvania.

(5)
Prior to joining ACNB Bank, Ms. Berwager served as Vice President of Talent and Culture at the Campbell Soup Company, formerly Snyder’s-Lance, Inc.

(6)
Prior to joining ACNB Bank, Mr. Bradley served as Executive Director with Cherry Bekaert, formerly Accume Partners, in Mechanicsburg Pennsylvania, since 2003.

(7)
Mr. Hayes joined ACNB Bank as General Counsel in 2015. Prior to joining ACNB Bank, Mr. Hayes was an associate attorney with the law firm of Mette, Evans & Woodside in Harrisburg, Pennsylvania.

Meetings and Committees of the Board of Directors
The Board of Directors of ACNB Corporation met thirteen (13) times during 2025. The Corporation maintains an Audit Committee (which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934), Executive Committee, Compensation Committee, and Nominating Committee. A total of twenty-eight (28) Board and committee meetings of the Corporation’s Board of Directors were held in 2025. During 2025, each of the directors attended at least 75% of the combined total number of meetings of the Corporation’s Board of Directors and the committees of which he or she was a member. The Board of Directors has a written attendance policy statement, which encourages and expects each director to attend the Annual Meeting of Shareholders. All directors attended the 2025 Annual Meeting of Shareholders. We expect that all the directors will attend the 2026 Annual Meeting of Shareholders.
Audit Committee.   Members of the Audit Committee at December 31, 2025, were Kimberly S. Chaney, who served as Chair, Alexandra C. Chiaruttini, Todd L. Herring, James J. Lott, John M. Polli, Daniel W. Potts and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Audit Committee, as set forth in its charter, include reviewing the Corporation’s financial reporting process and systems of internal accounting and financial controls; reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; overseeing risk management; and, recommending annually to the Board of Directors the engagement of an independent auditor. The Audit Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Audit Committee met five (5) times during 2025.
Executive Committee.   Members of the Executive Committee at December 31, 2025, were Alan J. Stock, who served as Chair, Kimberly S. Chaney, James P. Helt, Todd L. Herring, Scott L. Kelley and D. Arthur Seibel, Jr. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to develop and maintain the corporate governance policies and framework. The Executive Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Executive Committee met four (4) times during 2025.
Compensation Committee.   Members of the Compensation Committee at December 31, 2025, were Scott L. Kelley, who served as Chair, Elizabeth F. Carson, Alexandra C. Chiaruttini, Frank Elsner, III, Todd L. Herring, James J. Lott, Donna M. Newell and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Compensation Committee include evaluating and recommending to the Board of Directors the executive officer and director compensation plans, policies and programs of the Corporation. The Compensation Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Compensation Committee met five (5) times during 2025.
Nominating Committee.   Members of the Nominating Committee at December 31, 2025, were Donna M. Newell, who served as Chair, Todd L. Herring, James J. Lott, Daniel W. Potts, and Alan J. Stock. Each of these directors is “independent” as defined in the SEC and Nasdaq standards for independence. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board of Directors. The Nominating Committee has a charter, which is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com. The Nominating Committee met one (1) time during 2025.
Shareholder Communications
The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.
Submission of Shareholder Proposals and Other Nominations
In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporation no later than November 30, 2026. Proposals may be sent to the Secretary of ACNB Corporation, at 16 Lincoln Square, P.O. Box 3129, Gettysburg, Pennsylvania 17325.
All proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after November 30, 2026, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2027 proxy statement.
In addition to satisfying the foregoing requirements under ACNB Corporation’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 6, 2027. However, if the date of the 2027 Annual Meeting is changed by more than thirty (30) calendar days from the anniversary date of the 2026 Annual Meeting, then notice must be provided by the later of sixty (60) calendar days prior to the date of the 2027 Annual Meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
Employee Code of Ethics
Since May 1994, ACNB Bank, formerly Adams County National Bank, has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation’s Board of Directors adopted a Code of Ethics which is applicable to our directors, officers and employees, and which has been amended as necessary from time to time.
The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics to ACNB Corporation’s Chief Governance Officer. The Code of Ethics is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com.
Anti-Hedging/Pledging Policy
Pursuant to the Corporation’s policy, directors and executive officers are prohibited from entering into hedging transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Further, directors and executive officers are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.
Insider Trading Policies and Procedures
The Corporation maintains an Insider Trading Policy Statement that governs the purchase, sale, and/or other dispositions of its securities by directors, officers and employees. The Corporation believes that the Insider Trading Policy Statement is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy Statement is available under the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com.
ELECTION OF DIRECTORS
Nomination of Directors
The Corporation has a standing Nominating Committee with a charter. Recommendations to the Board of Directors as to the nominees for election as directors at the Annual Meeting of Shareholders are provided by the Nominating Committee. The Nominating Committee will consider shareholder-recommended nominees for director, and shareholders who desire to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202, 203 and 207(b), of the Corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.
Qualification and Nomination of Directors
The Corporation’s Amended and Restated Articles of Incorporation authorize the number of directors to be not less than five (5) and not more than twenty-five (25). Further, the Corporation’s Amended and Restated Articles of Incorporation and Bylaws provide for three (3) classes of directors with staggered terms of office of three (3) years that expire at successive annual meetings. Pursuant to Article II, Section 207(b), of the Corporation’s Bylaws, no director or nominee shall stand for election, if as of the date of election, he or she shall have attained the age of seventy-two (72) years old. Currently, the number of directors is set at fourteen (14): Class 1 consists of four (4) directors, Class 2 consists of four (4) directors, and Class 3 consists of six (6) directors.
The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, the willingness to commit time, a commitment to independence, a commitment to the Corporation’s community, financial competence, a good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. A director nominee shall also have expertise that strengthens the Board of Directors. When evaluating potential director nominees, the Nominating Committee considers the skills and expertise of the current Board members and seeks director nominees with knowledge, skills and abilities that enhance and complement—rather than duplicate—the experiences and skills already represented on the Board of Directors. Further, the Nominating Committee ensures director nominees complement the Corporation’s strategic vision and direction, a fundamental priority for the Board of Directors. The Nominating Committee follows the same process for evaluating shareholder-recommended nominees for director.
The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints and experience. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.
Director Nominees
The Board of Directors nominated incumbent directors Kimberly S. Chaney, Frank Elsner, III, James P. Helt, and John M. Polli to serve as Class 3 Directors until the expiration of the term of the class or until their earlier death, resignation or removal from office.
The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.
The Board of Directors proposes the following nominees for election as Class 3 Directors at the annual meeting:
Class 3 Director Nominees
Kimberly S. Chaney
Frank Elsner, III
James P. Helt
John M. Polli
The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above.

Information as to Nominees and Directors
Set forth below, as of March 9, 2026, are the principal occupations and certain other information regarding nominees for director and continuing directors including the experience, qualifications, attributes or skills that contribute to the nominee’s or director’s ability to oversee the management of the Corporation. Unless otherwise specified, all business experience is for the past five (5) years in the same or similar position. You will find information about their share ownership on pages 14 through 16.
Class 3 Directors (to serve until 2029 if duly elected and qualified)
Kimberly S. Chaney	Ms. Chaney, age 64, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since January 2020 and serves as an audit committee financial expert. She has also been a member of the Board of Directors of ACNB Insurance Services, Inc. since May 2023. She was a director of Frederick County Bancorp, Inc. and Frederick County Bank from 2013 until 2020, and served as chair of these boards until 2020. Ms. Chaney has been a certified public accountant for over 30 years and retired in 2024 from her accounting practice Kimberly S. Chaney, CPA LLC, which specialized in financial services and consulting for small businesses located in Frederick, Maryland. She has formerly held senior management positions in several Frederick County companies in the construction, real estate and retail industries. Ms. Chaney’s significant experience in accounting, auditing, internal controls, and strategic planning, prior board experience, and knowledge of the Frederick County market support her membership on the Board.
Frank Elsner, III	Mr. Elsner, age 65, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2002. From 2013 until February 15, 2020, he served as Chair of the Board of the Corporation and ACNB Bank. Mr. Elsner also served as Vice Chair of both Boards of Directors from 2007 until 2013. He has been a member of the Board of Directors of ACNB Insurance Services, Inc., since 2012 and has served as Vice Chair of its Board since 2013. Mr. Elsner is Owner & Managing Director of ODT Global, LLC, a system integrator, distributor, and manufacturers’ sales representative firm specializing in product and material handling, labeling and packaging equipment solutions based in Hanover, Pennsylvania. He retired in 2012 as President, Chief Executive Officer & Treasurer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania. Mr. Elsner has extensive management experience with a company that operates internationally, as well as strong skills in cross cultural communications, financial management, sales and marketing, and strategic planning.
James P. Helt	Mr. Helt, age 59, is President & Chief Executive Officer of the Corporation and ACNB Bank. He has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2017 and 2015, respectively. He has also been a member of the Board of Directors of ACNB Insurance Services, Inc. since 2016 and has served as Chair of its Board since 2021. From 2008 until September 1, 2015, Mr. Helt served as Executive Vice President/Banking Services of ACNB Bank. Mr. Helt was named President of ACNB Bank effective September 1, 2015. As part of the Corporation’s and ACNB Bank’s long-term succession planning, he was appointed President & Chief Executive Officer of the Corporation and Chief Executive Officer of ACNB Bank effective May 5, 2017. Mr. Helt’s more than 35 years of experience in the financial services industry, including his time with the Corporation and ACNB Bank, provides him with unique insights into the Corporation’s challenges, strategic goals, and operations.

John M. Polli	Mr. Polli, age 61, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since February 2025 and serves as an audit committee financial expert. He was a founding member of the boards of directors of Traditions Bank and Traditions Bancorp, Inc. since 2002. Mr. Polli is the CEO of Reliance Student Transportation, LLC, based in York, Pennsylvania. Mr. Polli has nearly 40 years of diverse business expertise, from serving as a public accountant, to owning, managing, and advising businesses in the transportation, real estate, and insurance industries. Mr. Polli’s strong financial and business acumen, extensive prior board service, and ties to the local community support his membership on the Corporation’s and ACNB Bank’s Boards of Directors.
Class 2 Directors (to serve until 2027)
Elizabeth F. Carson	Ms. Carson, age 69, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since February 2025. Ms. Carson was the Lead Independent Director of Traditions Bancorp, Inc. and Traditions Bank since 2015. Ms. Carson’s career spanned over 30 years in a variety of leadership roles with community and regional banks, including Farmer’s Bank, Dauphin Deposit, Allfirst Bank, and M&T Bank. The scope of Ms. Carson’s responsibilities during that time encompassed a variety of management and leadership roles, ranging from managing human resources functions, to serving as regional leader for a broad network of branches and direct reports across multiple counties in Pennsylvania and Maryland. She retired in 2011 as a Senior Vice President, Retail Banking with M&T Bank. In addition to her extensive banking career, Ms. Carson has served as a board member for a variety of non-profit and community organizations. Ms. Carson’s diverse banking career, strong business development and senior leadership experience, and extensive prior board service, combine to enhance the perspective and strength of the Corporation’s and ACNB Bank’s Boards of Directors.
Donna M. Newell	Ms. Newell, age 55, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2012. She is President & Chief Executive Officer of NTM Engineering, Inc., a firm located in Dillsburg, Pennsylvania, that specializes in water resources and structural engineering as well as engineering course development and instruction. Ms. Newell brings her engineering, technology and business expertise to the Board.
D. Arthur Seibel, Jr.	Mr. Seibel, age 67, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since July 2017. He was a director of New Windsor Bancorp, Inc. and New Windsor State Bank from 2003 until 2017, and served as chairman of these boards from 2014 until 2017. Most recently, Mr. Seibel was Chief Operating Officer for Springdale Preparatory School in New Windsor, Maryland, until February 2020. From 2011 until 2014, he was Managing Director of CIC Switzerland, Ltd., the international sales operation of Cristal Inorganic Chemicals (CIC), located in Zug, Switzerland. He previously served as Chief Financial Officer of CIC, a manufacturing company with operations then in five countries and revenues of $2.0 billion, from 2007 to 2011, and began his career as a certified public accountant. Mr. Seibel’s broad experience in accounting, auditing, internal controls, and strategic planning, as well as knowledge of public companies and the community banking industry, support his membership on the Corporation’s and ACNB Bank’s Boards of Directors.

Alan J. Stock	Mr. Stock, age 68, Chair of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2005. He served as Vice Chair of both Boards of Directors from 2013 until February 15, 2020, when he became Chairman of the Board of the Corporation and ACNB Bank. Mr. Stock has also been a member of the Board of Directors of ACNB Insurance Services, Inc., since February 25, 2020. He retired in November 2017 as Owner and President of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania. Mr. Stock has served on a number of boards of community and non-profit organizations, and is currently a member of the board of directors of the Hanover Hospital Foundation. Mr. Stock brings to the Board entrepreneurial experience spanning more than 40 years and strong financial and business acumen, as well as extensive knowledge of the Corporation’s market areas.
Class 1 Directors (to serve until 2028)
Alexandra C. Chiaruttini	Ms. Chiaruttini, age 55, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2024. Since 2020, she has served as the Chief Administrative Officer and General Counsel for The York Water Company, a water and wastewater public utility company, headquartered in York, Pennsylvania. Prior to joining The York Water Company, Ms. Chiaruttini served as the Chief Counsel at the Pennsylvania Department of Environmental Protection, with a legal staff of over 100 engaged in litigation, enforcement, regulatory and policy matters. As Chief Counsel, Ms. Chiaruttini was lead legal advisor to the Commonwealth’s General Counsel on environmental issues, law and policy. Prior to serving as Chief Counsel, Ms. Chiaruttini spent over fifteen years in private sector law practice providing legal and transactional advice on environmental matters. Her extensive experience and leadership roles in regulatory compliance, risk management, public company operations, governance, and legal matters support her membership on the Corporation’s and ACNB Bank’s Boards of Directors.
Eugene J. Draganosky	Mr. Draganosky, age 62, Second Vice Chair of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since February 2025. He was CEO and Chair of the Board of Traditions Bancorp, Inc. and Traditions Bank headquartered in York, PA, until their acquisition by the Corporation and ACNB Bank, respectively. Prior to assuming his role as CEO of Traditions Bank in 2017, Mr. Draganosky was named Chief Credit Officer in 2008 and became a Director and President in 2015. Before joining Traditions Bank, Mr. Draganosky held leadership positions at a number of other community and regional banks including CoreStates, First Union, Commerce, Waypoint, and Sovereign banks. Mr. Draganosky also has an extensive record of past and current service on many boards and committees in the community. The Corporation benefits greatly from Mr. Draganosky’s nearly 40 years of experience in banking, lending, and leadership, as well as his personal and professional connections in the York County market.
Todd L. Herring	Mr. Herring, age 64, First Vice Chair of the Board of the Corporation and ACNB Bank, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since July 2017. He has served as Vice Chair of both Boards of Directors since May 26, 2020. Mr. Herring was a director of New Windsor Bancorp, Inc. and New Windsor State Bank from 2013 until 2017. Mr. Herring is a physical therapist and, since 2015, the Market Director for Pivot—Athletico Physical Therapy, a provider of physical therapy, occupational health, performance training, sports medicine and onsite work services, with more than 900 clinics in over 24 states. He was Owner and President of Central Maryland Rehabilitation Services, Inc. (CMRS) from its inception in 2006 until its acquisition by Pivot—Athletico Physical Therapy, in 2015. CMRS had more than 120 employees and provided hospital, home health, assisted living facility based, and outpatient clinic rehabilitation services in Maryland. Since 1985, Mr. Herring also owns and manages numerous residential and commercial real estate partnerships. His professional and personal contacts in Carroll County, Maryland, and surrounding markets, experience in the operations and management of small businesses, knowledge of the Carroll County market, and prior board experience support his service on the Corporation’s and ACNB Bank’s Boards of Directors.
James J. Lott	Mr. Lott, age 63, has been a member of both the Corporation’s and ACNB Bank’s Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania. Mr. Lott offers extensive experience in agribusiness, a leading economic driver in the Corporation’s markets, and his business insight is leveraged to provide guidance in understanding this important segment of the local economy.

SHARE OWNERSHIP
Principal Shareholders
The following table sets forth, as of December 31, 2025, to the best of the Board of Directors’ knowledge, the name and address of each person or entity who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation’s outstanding common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	608,716(1)	5.87%
FMR LLC 245 Summer Street Boston, MA 02210	595,463(2)	5.74%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	544,264(3)	5.25%

(1)
On its Form 13-F-HR filed with the SEC on February 12, 2026, for the period ending December 31, 2025, BlackRock, Inc. reported sole voting power with respect to 592,555 shares of the Corporation’s common stock and sole dispositive power with respect to 608,716 shares of the Corporation’s common stock.

(2)
On its Form 13-F-HR filed with the SEC on February 17, 2026, for the period ending December 31, 2025, FMR LLC reported shared voting power with respect to 595,320 shares of the Corporation’s common stock and shared dispositive power with respect to 595,463 shares of the Corporation’s common stock.

(3)
On its Form 13F-HR filed with the SEC on January 29, 2026, for the period ending December 31, 2025, The Vanguard Group reported shared voting power with respect to 67,614 shares of the Corporation’s common stock, sole dispositive power with respect to 472,838 shares of the Corporation’s common stock and shared dispositive power with respect to 3,812 shares of the Corporation’s common stock

Beneficial Ownership of Directors, Nominees and Executive Officers
The following table sets forth, as of December 31, 2025, unless otherwise noted, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each Named Executive Officer, and all directors, nominees and executive officers of the Corporation as a group. Unless otherwise noted, shares are held individually, and the percentage of class is less than 1% of the Corporation’s outstanding common stock.
Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
•
Voting power, which includes the power to vote or to direct the voting of the stock; or,

•
Investment power, which includes the power to dispose or direct the disposition of the stock; or,

•
The right to acquire beneficial ownership within sixty (60) days after December 31, 2025.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly and individually by the reporting person. The number of shares owned by the directors, nominees and Named Executive Officers is rounded to the whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Class 1 Directors
Alexandra C. Chiaruttini	2,658	—
Eugene J. Draganosky	13,085(2)	—
Todd L. Herring	12,491(3)	—
James J. Lott	18,563(4)	—
Class 2 Directors
Elizabeth F. Carson	12,721(5)	—
Donna M. Newell	11,897(6)	—
D. Arthur Seibel, Jr.	18,729(7)	—
Alan J. Stock	87,529(8)	—
Class 3 Directors
Kimberly S. Chaney	9,580(9)	—
Frank Elsner, III	28,174(10)	—
James P. Helt	40,809(11)	—
Scott L. Kelley	27,778(12)	—
John M. Polli	35,556	—
Daniel W. Potts	9,755	—
Named Executive Officers
Brett D. Fulk	3,534	—
Executive Vice President/ Chief Strategy Officer of ACNB Bank
Laurie A. Laub	15,674	—
Executive Vice President/ Chief Credit & Operations Officer of ACNB Bank
Douglas A. Seibel	19,949(13)	—
Executive Vice President/ Chief Revenue & Lending Officer of ACNB Bank
Jason Weber	8,895	—
Executive Vice President/ Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank
All Directors, Nominees and Executive Officers as a Group (14 Directors, 7 Executive Officers, 21 persons in total)	387,334	3.73%

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after December 31, 2025. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 11,096 shares held solely by Mr. Draganosky; and, 1,990 shares held in his IRA.

(3)
Figure includes 10,278 shares held solely by Mr. Herring; 1,052 shares owned individually by his spouse; and, 1,161 shares held in his spouse’s IRA.

(4)
Figure includes 8,487 shares held solely by Mr. Lott; 9,076 shares held jointly with Mr. Lott’s spouse; and, 1,000 shares held in his IRA.

(5)
Figure includes 652 shares held solely by Ms. Carson; and, 12,069 shares held jointly with Ms. Carson’s spouse.

(6)
Figure includes 8,136 shares held solely by Ms. Newell; 3,195 shares held jointly with Ms. Newell’s spouse; and 565 shares held in her IRA.

(7)
Figure includes 66 shares held solely by Mr. Seibel; and, 18,663 shares held in a trust for the benefit of Mr. Seibel.

(8)
Figure includes 76,629 shares held solely by Mr. Stock; and, 10,900 shares held in his IRA.

(9)
Figure includes 3,557 shares held solely by Ms. Chaney and 6,022 shares held jointly with Ms. Chaney’s spouse.

(10)
Figure includes 10,120 shares held solely by Mr. Elsner; 14,301 shares held jointly with Mr. Elsner’s spouse; and, 3,753 shares held in his IRA.

(11)
Figure includes 34,059 shares held solely by Mr. Helt; 2,715 shares held jointly with Mr. Helt’s spouse; and, 4,035 shares held in his IRA.

(12)
Figure includes 738 shares held solely by Mr. Kelley; 13,094 shares held jointly with Mr. Kelley’s spouse; and, 13,942 shares held in his IRA.

(13)
Figure includes 15,362 shares held solely by Mr. Seibel; 3,718 shares held jointly with Mr. Seibel’s spouse; and, 703 shares held in his IRA.

DIRECTOR COMPENSATION
Compensation of the Board of Directors of ACNB Corporation and Subsidiaries
Directors of the Corporation are compensated for their services as set forth below. Employee directors are not compensated for any services as a director including attendance at Board of Directors meetings or committee meetings. The Compensation Committee annually reviews and recommends to the Board of Directors the compensation levels and elements for non-employee directors. Since July 1, 2025, non-employee directors have been compensated by ACNB Bank for their services rendered to the Corporation and Bank as follows:
•
$45,000 annual retainer;

•
$860 per Board meeting;

•
$540 per committee meeting;

•
$6,450 annually for Audit Committee chair;

•
$6,450 annually for Compensation Committee chair;

•
$4,300 annually for Executive Committee chair;

•
$4,300 annually for Loan Committee chair;

•
$2,690 annually for Trust Committee chair;

•
$2,000 annually for Nominating Committee chair;

•
$37,625 annually for Chairman of the Board;

•
$10,750 annually for Vice Chairman of the Board;

•
$800 allowance for a half-day seminar plus expenses, if applicable, and $1,600 allowance for a full-day seminar plus expenses, if applicable; and,

•
$135 per hour for continuing education via online/webinar training, given preapproval.

Beginning January 1, 2026, the Annual Board retainer increased to $55,000 and the Board meeting attended payment increased to $1,000.
Pursuant to a board approved plan, at the director’s election, 75% or 100% of each director’s annual retainer, as paid on a quarterly basis, is paid as ACNB Corporation common stock for services as a director under the 2018 Omnibus Stock Incentive Plan, as authorized by paragraph 13 thereof, allowing for payment of director fees in the form of stock awards. Payment of the equity portion of the retainer is paid on a quarterly basis, on the same date and price per share as determined under the Corporation’s Dividend Reinvestment Plan.
In addition, non-employee directors that serve on the board of directors of ACNB Insurance Services, Inc., are entitled to cash compensation of $800 per ACNB Insurance Services, Inc. board meeting attended. Beginning January 1, 2026, the ACNB Insurance Services, Inc. Board meeting attended payment increased to $900.
The following table summarizes the compensation of non-employee directors during 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Elizabeth F. Carson(2)	$29,635	$28,875	—	$—	$58,510
Kimberly S. Chaney	$57,495(3)	$31,500	—	$479	$89,474
Alexandra Chiaruttini	$31,755	$31,500	—	$—	$63,255
Eugene J. Draganosky(2)	$50,285(3)	$28,875	—	$—	$79,160
Frank Elsner, III	$51,112(4)	$31,500	—	$755	$83,367
Todd L. Herring	$37,895	$45,000	—	$479	$83,374
Scott L. Kelley	$53,805(4)	$31,500	—	$2,207	$87,512
James J. Lott	$33,085	$45,000	—	$436	$78,521
Donna M. Newell	$24,535	$45,000	—	$436	$69,971
John M. Polli(2)	$16,460	$41,250	—	$—	$57,710
Daniel W. Potts	$39,805(4)	$31,500	—	$2,020	$73,325
D. Arthur Seibel, Jr.	$42,758	$31,500	—	$663	$74,921
Alan J. Stock	$77,940(4)	$45,000	—	$1,083	$124,023

(1)
Represents the tax reportable imputed income attributed to the director supplemental life insurance plan.

(2)
Director joined in February 2025 in conjunction with the acquisition of Traditions Bancorp, Inc.

(3)
Includes $4,000 paid in 2025 for Board meetings of ACNB Insurance Services, Inc.

(4)
Includes $4,800 paid in 2025 for Board meetings of ACNB Insurance Services, Inc.

Director Deferred Fee Plan
In January 2001, ACNB Bank established a director deferred fee plan. Directors Chaney, Elsner, Herring, Lott, Newell, and Stock participated in 2025. Directors may defer up to 100% of the director’s income. Benefits are payable upon termination of service, change of control, and by specific participant election in accordance with IRS Code Section 409A. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).
Variable Compensation Plan
Effective January 1, 2018, the ACNB Bank Variable Compensation Plan was amended to allow directors to participate under the same terms as employees in order to better align the interests of the directors with the shareholders and to place similar restrictions, as placed upon employees who are granted restricted stock, on grants of shares from the 2018 Omnibus Stock Incentive Plan, any successor plan, or any similar plan under which equity awards may be granted and directors are eligible to participate. During 2025, no Variable Compensation Plan awards were granted to non-employee directors.
Director Supplemental Life Insurance Plan
ACNB Bank has a director supplemental life insurance plan. All non-employee directors are eligible for the life insurance benefit, subject to underwriting criteria and purchase of bank owned life insurance (BOLI) by the Bank. The plan currently insures nine (9) directors. The director life insurance benefit of $250,000 per participating director shall be provided unless the director separates from service prior to reaching the retirement age without at least nine (9) years of service, in which case the benefit is $100,000. This life insurance benefit is funded through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The amount of death benefits is the amount set forth in the individual’s policy endorsement. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.
Long-Term Care Insurance
ACNB Bank offers long-term care insurance to directors, and eligibility is subject to medical underwriting acceptance. The plan currently insures eight (8) directors. The eligible participating directors are not required to pay any premiums. The long-term care insurance provides a monthly maximum base benefit of $4,000 for long-term care needs. The carrier closed the plan to new participants as of March 2024.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of each individual who served as our principal executive officer or principal financial officer during 2025, as well as our three most highly compensated executive officers (other than our principal executive officer and principal financial officer). References throughout this proxy statement to our “Named Executive Officers” or “NEOs” refer to each of the individuals named in the table below. Our NEOs for the fiscal year ended December 31, 2025 were:
•
James P. Helt, President and CEO of ACNB Corporation and ACNB Bank

•
Jason H. Weber, Executive Vice President/Treasurer & Chief Financial Officer of ACNB Corporation and ACNB Bank

•
Brett D. Fulk, Executive Vice President/Chief Strategy Officer of ACNB Bank

•
Laurie L. Laub, Executive Vice President/Chief Credit Officer of ACNB Bank

•
Douglas A. Seibel, Executive Vice President/Chief Lending Officer of ACNB Bank

Key 2025 Business and Financial Highlights
As reported in the Corporation’s Form 10-K for the year ended December 31, 2025, we are pleased to report:
•
Net income of $37.1 million, or $3.60 per diluted share, was earned for 2025, compared to net income of $31.8 million, or $3.78 per diluted share, for 2024.

•
Return on average shareholders’ equity of 9.44 percent for 2025 compared to 10.94 percent for 2024.

•
Return on average assets of 1.16%, compared to 1.31% for 2024.

•
Dividends declared and paid in 2025 increased by $0.12 per share to $1.38, from $1.26 in 2024.

In addition, the management team made significant progress on carrying out the Corporation’s strategic plan with the acquisition of Traditions Bancorp, Inc., which was announced in July 2024, and closed effective

February 1, 2025. The Corporation believes that this acquisition will provide increased scale and an expanded product set to deliver to customers, which should drive long-term growth and profitability in future years, and therefore enhance long-term shareholder value. While the 2025 GAAP financial results were strong compared to 2024, it should also be noted that the Corporation incurred approximately $12.6 million in discrete merger expenses and the initial loan loss provision for non-purchased credit deteriorated loans incurred as a result of the acquisition and integration of Traditions Bancorp, Inc., net of the corresponding tax impact, in 2025 as a result of this strategic acquisition. In addition, in 2025 the Corporation completed a repositioning of the investment securities portfolio by selling $74.6 million in book value of available for sale investment securities for an after-tax loss of $2.8 million, and re-deploying the proceeds of this sale into higher yielding securities that the Corporation believes will contribute to its financial performance into the future. The Corporation believes it is appropriate to consider these discrete expenses incurred in furtherance of the execution of the Corporation’s strategic plan in conjunction with the 2025 financial results.
Determination of Executive Compensation
The Compensation Committee is charged with recommending to the Board of Directors of ACNB Corporation the compensation for all executive officers of ACNB Corporation and its subsidiaries. The Committee may form and delegate authority to subcommittees or delegate authority to management when appropriate, as well as retain or obtain the advice of a compensation consultant, legal counsel, or other adviser.
Compensation Objectives and Policies
The primary objective of the Corporation’s compensation philosophy remains to attract, motivate, reward and retain executives who will maintain the safety and soundness of the Corporation and its subsidiaries. In addition, the Corporation’s compensation philosophy aims to sustain and enhance long-term investor value, enforce internal controls deemed appropriate by our auditors and regulators, and execute the strategic plans as prioritized by the Board of Directors.
The Compensation Committee and the Board of Directors of the Corporation seek to establish fair compensation policies in order to attract, motivate, reward and retain competent executives whose efforts will enhance the Corporation’s profitability and growth without exposing the Corporation to undue risk. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Corporation, as determined by the Board of Directors at that time.
The Role of the Named Executive Officers in Setting Compensation
The Named Executive Officers do not participate in the determination process of their respective annual base salaries and are not present when their respective compensation is discussed by the Compensation Committee or discussed and approved by the Board of Directors.
Mr. Helt, as President & Chief Executive Officer of the Corporation and ACNB Bank, provides insight to the Compensation Committee on the performance and compensation of ACNB Bank’s executive officers including the other Named Executive Officers. He also assists in establishing performance goals and objectives for these executive officers.
The Compensation Process for the Named Executive Officers
President & Chief Executive Officer of the Corporation and ACNB Bank	• Discusses the Named Executive Officers’ performance with the Compensation Committee and provides insight on merit compensation.
• Is not present when his performance and compensation are discussed.
Compensation Committee	• Reviews the performance of the President & Chief Executive Officer of the Corporation and the Bank in his absence.
• Reports on the performance of the Named Executive Officers and recommends the compensation levels to the Board of Directors.

Board of Directors	• Without any Named Executive Officers participating or present, discusses the compensation levels of the Named Executive Officers and determines the levels of compensation.
• Uses its business judgment and the Compensation Committee’s recommendation in determining compensation.
The Role of a Consultant in Setting Compensation
The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser. The Compensation Committee is directly responsible for retaining, determining the independence, determining if a conflict of interest exists, compensating, and overseeing the work of its advisers.
The Compensation Committee first engaged the services of Blanchard Consulting Group for projects related to the review of both director and executive compensation, including the Corporation’s incentive plans, the results of which were implemented in 2022. The Compensation Committee engaged Blanchard Consulting Group for additional services relating to review of executive and director compensation in 2024; In addition, ACNB Bank management consulted Blanchard Consulting Group on an as needed basis in 2025 with respect to general employee compensation matters. The Compensation Committee also reviewed and considered educational materials from various webinars and conferences, as well as other resources, as further explained in Benchmarking below.
Benchmarking
For 2025, the Compensation Committee reviewed the information provided by Blanchard Consulting Group which included benchmarking data gathered from external salary surveys and was focused on an agreed upon peer group. In 2025, the Compensation Committee reviewed additional external salary survey data and information it received from various webinars, conferences and publications. This information provides general compensation trends and is not used to specifically benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation.
Compensation Program
Overview of Components
The Compensation Committee supports a pay program with the following major components to help guide compensation decisions:
Component	Description	Purpose
Base Salary	Fixed cash compensation	To attract and retain key executive talent by providing a stable source of compensation for services rendered during the fiscal year
Variable Compensation Plan – Cash Incentive Awards	Performance-based cash payment based on financial, operational, and strategic metrics	To motivate executive officers to achieve the Corporation’s annual strategic and financial goals and reward individual performance
Variable Compensation Plan – Equity Incentive Awards	Performance-based share awards with multi-year vesting periods; award sizes are based on financial metrics and achievement of strategic initiatives	To align long-term interests of executives and shareholders by incentivizing the achievement of Corporation strategic goals and retention of executives
Deferred Compensation Plans	Includes deferred compensation plans, supplemental executive retirement plans, and salary	To provide NEOs an economic incentive for long-term service to the Corporation

Component	Description	Purpose
continuation plans
Employment and Change in Control Agreements	Includes Employment Agreements and/or Change in Control Agreements	We provide NEOs with employment agreements and/or change in control agreements as a market expectation in talent management and to encourage executives to focus on generating shareholder value during any potential change in control
Other Benefits	Consists of certain other customary and broad based provided to Corporation employees (e.g., retirement and health plan benefits) and limited, non-excessive perquisites	To provide other customary benefits offered to the Corporation’s employee base at large or commonly expected to be provided to senior executives
Base Salary
Base salaries for our NEOs are recommended annually by the Compensation Committee for approval by the Board and are designed to compensate each executive for the experience, education, responsibilities and other qualifications of the executive that are essential to the specific role the executive serves within the organization. Base salaries are set at levels competitive within the industry and the local market area in order to attract and retain executive officers who possess the knowledge, skills and abilities necessary to successfully execute their duties and responsibilities. The base salaries for each of our NEO’s for the two most recent fiscal years and the year-over-year change are set forth in the table below.
Executive	2024 Base Salary	2025 Base Salary	Year-over-year change (%)
James P. Helt	$572,645	$601,277	5%
Jason H. Weber	$341,400	$355,056	4%
Brett D. Fulk	$321,300	$334,152	4%
Laurie L. Laub	$325,100	$338,104	4%
Douglas A. Seibel	$310,650	$323,076	4%
In determining 2025 base salaries for all NEOs, the Compensation Committee considered the Corporation’s earnings performance in 2024 on measures such as net income and return on average equity (“ROAE”), as well as the labor market and inflationary wage pressures the Bank was experiencing at that time. The Committee also considered factors specific to each NEO, such as individual and departmental performance, compensation history, competitive market positioning and other relevant factors.
Variable Compensation Plan — Overview
The Compensation Committee that short term cash and long-term equity incentive bonus awards are an appropriate mechanism to attract, motivate, and aid in the retention of executives, link the long-term compensatory interests of NEOs to the interests of shareholders, and incentivize the achievement of the Corporation’s strategic goals. To provide such incentive bonus awards, effective January 1, 2014, and subsequently amended effective January 1, 2018, January 1, 2021, and March 1, 2022, the Compensation Committee established the ACNB Bank Variable Compensation Plan (the “Plan”), which provides guidelines for awarding cash and/or equity incentive bonuses. Under the Plan, the Compensation Committee may make a recommendation to the Board of Directors to award stock under the ACNB Corporation 2018 Omnibus Stock Incentive Plan, any successor plan, or any similar plan under which equity awards may be granted, if it chooses to make equity awards. The Board of Directors also reserves the right to amend, suspend or terminate the Plan at any time. The guidelines contained in the Plan include general restrictions such as:
•
the award formulas are to be constructed to align the interests of the participant with those of the shareholders;

•
the participant must have an overall rating of “Meets Expectations” on his or her most recent individual performance appraisal, as applicable;

•
no incentive bonuses may be awarded if the Bank’s CAMELS rating assigned by its regulators falls below a certain rating;

•
no incentive bonuses will be awarded if the Board of Directors determines that the dividend payable to the shareholders is not reasonable or competitive; and,

•
all bonuses are subject to a clawback provision, as well as the Corporation’s Excess Incentive Compensation Recovery Policy Statement.

The Plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of predefined ACNB Bank and ACNB Corporation financial performance metrics, departmental or individual goals, as well as corporate or strategic goals, as determined by the Board of Directors and/or Compensation Committee, with recommendations by the Bank’s President/CEO and Chief Human Resources Officer. The participants are eligible to receive both variable cash awards and variable equity awards in the form of ACNB Corporation restricted stock. Payouts under the Plan are based on a percentage of the annualized base salary of the participant in the calendar Plan year upon which the award is based. The Plan and each performance period operate on a calendar year basis of January 1 to December 31 for the Plan Year. Thus, variable compensation awards paid in 2025 under the Plan were based on 2024 performance. Upon completion of each fiscal year, the Compensation Committee determines each NEO’s cash and equity incentive awards relative to corporate performance against the pre-established metrics and targets.
2024 Variable Compensation Plan Parameters
The minimum requirements for any participant to receive an award under the Plan in 2025 for the Plan year ending December 31, 2024 were that: (1) the Bank maintains a non-performing assets level below 1.5%; (2) ACNB Corporation achieves a minimum level of annual net income of $23.035 million; and (3) the individual Plan participant achieves a “satisfactory” performance evaluation score. These parameters are considered triggers to activate the 2024 plan for participants, subject to the Board of Directors and/or Compensation Committee’s authority to determine if an extraordinary occurrence has taken place, such that performance goals or minimum requirements should be adjusted.
Beyond such minimum performance triggers to activate the Plan, the Compensation Committee and Board of Directors set threshold, target, and maximum performance levels for ACNB Bank and ACNB Corporation financial performance metrics and strategic goals. In the case of financial metrics, the threshold, target, and maximum levels are determined based on a percentage of the annual ACNB Corporation budget that is approved by the Board of Directors. The variable cash and variable equity award payouts under the Plan are calculated using a ratable approach, in which award payouts are calculated as a proportion of threshold, target and maximum award opportunity levels based upon goal weightings. Performance between threshold and target or between target and maximum would result in interpolated payouts on a straight-line basis. If performance is below threshold for a given performance goal, no incentive would be paid for that goal. Performance above maximum for a given goal would result in payout at maximum for that goal.

The following factors were established as the target levels for the ACNB Bank and ACNB Corporation financial performance metrics and strategic goals for 2024:
Factor	Rationale	2024 Threshold Goal	2024 Target Goal	2024 Maximum Goal	2024 Result
ACNB Corporation Net Income	Incentivizes the overall financial performance of the Corporation through income generation and expense reduction.	$27.1 million	$30.1 million	$36.1 million	$31.99 million (non-GAAP)/ $31.85 (GAAP)(1)
ACNB Bank Loan Growth	Incentivizes employees to grow the Bank’s loan portfolio which will increase income.	2.70%	3.00%	3.60%	3.37%
ACNB Corporation ROAE	Measures the Corporation’s performance and provides for a pay for performance baseline.	9.75%	10.83%	13.00%	10.99% (non-GAAP)/ 10.94% (GAAP)(1)
Execution on Strategic Initiatives(2)	Incentivizes participants to accomplish the strategic goals as determined by the Board of Directors	1	2	3	3
Individual/Departmental Goals	Incentivizes participants to accomplish pre-determined projects or goals related to the specific function they oversee	Various	Various	Various	Various

(1)
See One-Time Adjustments below for explanation regarding the Corporation’s use of non-GAAP results.

(2)
The Strategic Initiatives final rating is set on a rating scale of 0-3, with 3 being the maximum rating, by the Board of Directors on recommendation by the Compensation Committee, in its discretion but based on management’s achievement of the initiatives and goals outlined in the Strategic Plan approved by the Board of Directors.

One-Time Adjustments
Under the terms of the Plan, the Compensation Committee has the authority to adjust financial performance metrics used to determine Plan awards for one-time positive or negative events outside of the Corporation’s normal operations which have a material effect on the Corporation’s results. Potential adjustments include but are not limited to tax-related matters, merger-related costs, gains or losses arising from security sales, changes in regulation, and other significant events.
The Corporation’s GAAP net income and ROAE for the year ended December 31, 2024 were $31.85 million and 10.94%, respectively. These results were negatively affected by $2,044,918 in pre-tax discrete expenses incurred in 2024 connection with the strategic acquisition of Traditions Bancorp, Inc., which was announced on July 23, 2024, and closed on February 1, 2025. The Corporation believes that this acquisition provides increased scale, expands the Corporation’s product set and capabilities, and significant expands its footprint in attractive markets, all of which should drive long-term growth and profitability in future years, and therefore enhance long-term shareholder value. Given the transaction was of strategic importance to the Corporation, and the discrete merger costs were necessary to accomplish the same, the

Compensation Committee determined that it was appropriate to add the after-tax amount of these discrete merger expenses, $1,582,358, to the net income and ROAE for purposes of calculating the 2024 performance awards.
In addition, the Committee made certain one-time adjustments to the 2023 variable compensation plan awards paid in 2024 relating to an after-tax securities loss of $3,479,192, incurred as a result of the Corporation’s intentional decision to direct management to participate in a securities restructuring of the Corporation’s investment portfolio in December 2023. In doing so, the Compensation Committee communicated to management that its intention was to also exclude the estimated income from the securities repositioning from calendar year 2024 results under the Plan. The estimated additional income received in 2024 as a result of the 2023 investment portfolio restricting was $1,857,138, or $1,435,568 after taxes. Accordingly, the Compensation Committee determined that it was appropriate to reduce the 2024 net income and ROAE results by $1,435,568 for purposes of calculating the 2024 performance awards.
These offsetting adjustments resulted in a net increase to 2024 net income for purposes of determining Plan performance awards of $146,790. As a result of these adjustments, adjusted Net Income and ROAE for purposes of calculating the performance awards were $31.99 million and 10.99%, respectively, for the year ended December 31, 2024. These adjusted figures are sometimes referred to in this proxy statement as Adjusted Net Income and Adjusted ROAE, respectively.
2025 Cash Awards paid under the Plan for 2024 Performance
With respect to the variable cash awards payable to the Named Executive Officers in 2025 for 2024 performance, Mr. Helt’s maximum variable cash award was sixty-five (65%) of his 2024 salary, and the maximum variable cash award for all other NEOs was forty-five (45%) of his or her 2024 salary. For Mr. Helt, the factors and corresponding weight in determining the amount of the cash award were: Net Income, 63%; Loan Growth, 27%; and Individual/Departmental Goal, 10%. For all other NEOs, the factors and corresponding weight in determining the amount of the cash award were: Adjusted Net Income, 52.5%; Loan Growth, 22.5%; and Individual/Departmental Goals, 25%.
2025 Equity Awards paid under the Plan for 2024 Performance
With respect to the variable equity awards payable to the Named Executive Officers in 2025 for 2024 performance, in the form of a restricted stock equity award under the ACNB Corporation 2018 Omnibus Stock Incentive Plan, Mr. Helt’s maximum variable equity award was sixty-five (65%) of his 2023 salary, and all other NEOs’ maximum variable equity award was forty-five (45%) of his or her 2024 salary. For all NEOs, the factors and corresponding weight in determining the amount of the equity award were: Adjusted ROAE, 50%; and Execution on Strategic Initiatives, 50%.
The restricted shares awarded to the Named Executive Officers vest in one-third (1∕3) tranches, with the first third vesting immediately upon award in 2025, the next third vesting on January 1, 2025, and the last third vesting on January 1, 2026. The dollar value of the equity award is converted to shares of common stock based on the same price for reinvestment of shares in connection with the Corporation’s Dividend Reinvestment Plan for the first quarter of 2025. The Compensation Committee intends to consider restricted stock through the ACNB Corporation 2018 Omnibus Stock Incentive Plan or another successor plan in the future in conjunction with the ACNB Bank Variable Compensation Plan with the intended purpose to encourage stability and longevity in executive management.
One-Time Cash Bonuses
In connection with the completion of the Corporation’s acquisition of Traditions Bancorp, Inc. and its wholly-owned subsidiary, Traditions Bank as of February 1, 2025, a one-time discretionary cash bonus was paid in March 2025 to certain key employees, including the NEOs, in recognition of their significant additional efforts and responsibilities undertaken in connection with this strategic initiative. This discretionary award reflects the Board of Directors’ acknowledgment of the executives’ leadership and contributions to the successful completion of the transaction.

Employment Agreements
We provide NEOs with employment agreements including change in control provisions as a market expectation in talent management and to encourage executives to focus on generating shareholder value during any potential change in control. For further explanation regarding the details of the employment agreements that apply to NEOs, see the Employment Agreements heading in the Executive Compensation section.
Deferred Compensation Plans
The Corporation offers deferred compensation plans for the purpose of attracting and retaining qualified executives and to provide NEOs an economic incentive for long-term service to the Corporation. These include unfunded non-qualified deferred compensation plans characterized as either supplemental executive retirement plans (SERPs) or salary continuation agreements. For further explanation regarding these agreements, see the Supplemental Executive Retirement Plans and Deferred Compensation Agreement headings in the Executive Compensation section.
Other Benefits
The Corporation provides certain other benefits to some or all of the NEOs that are appropriately limited in scope and value and are either offered to the Corporation’s employee base at large or commonly expected to be provided to senior executives. This would include benefits like health, dental, vision and other insurance benefits, 401(k) and pension plan benefits, group life insurance and disability plans, supplemental life and long term care plans, vehicle stipends or memberships, and other similar benefits. For more information regarding these benefits, see the Supplemental Life Insurance Plan, Group Term Life Insurance Plan, Long-Term Care Insurance, 401(k) Plan, and Defined Benefit Plan sections of the Executive Compensation section.
Policies and Practices Related to the Timing of Option Awards
While the Corporation does not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Corporation that has not been publicly disclosed. It has been the Corporation’s recent practice to grant most of its equity awards in the form of restricted stock.
Say on Pay and Shareholder Engagement
The Corporation is required to provide a non-binding shareholder advisory vote on the compensation of the NEOs. The Corporation conducts this advisory vote on an annual basis. At the 2025 annual meeting of shareholders, the holders of 4,061,573 shares of Common Stock, or 89.15% of the 4,555,882 shares voting on the proposal, voted to approve the non-binding, advisory proposal on the compensation of the Corporation’s executive officers.
The Compensation Committee believes the results of this vote demonstrate significant support for the Corporation’s executive compensation policies and practices among shareholders. Though the Say-on-Pay vote is nonbinding, the Board of Directors and the Compensation Committee seriously consider the opinions of, and feedback from, our shareholders when making compensation decisions. The Compensation Committee expects to continue to adhere to the compensation policies, principles and programs described herein in future years, and will continue to consider these non-binding advisory results on our compensation programs, among other factors.
Mitigation in Plan Design Risk
The Compensation Committee considers, in establishing and reviewing the executive compensation program and in determining annual performance goals, whether the program encourages any unnecessary or excessive risk taking and concludes:

•
the Corporation’s executive compensation plans do not encourage executives to take unnecessary and excessive risks that could threaten the value of the Corporation;

•
The executive compensation plans are structured so that their potential for generating unacceptable risk that could materially affect the value of the Corporation is limited; and

•
The compensation plans are not structured to create substantial opportunities to benefit due to material manipulation of financial results.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this document for the year ended December 31, 2025 with the Corporation’s management.
Based on the Committee’s review and discussions noted above, the Compensation Committee recommended to the Board that the Corporation’s Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Annual Report of Form 10-K for the fiscal year ended December 31, 2025.
ACNB Corporation Compensation Committee Members:
Scott L. Kelley, Chair
Elizabeth F. Carson
Alexandra C. Chiaruttini
Frank Elsner, III
Todd L. Herring
James J. Lott
Donna M. Newell
Alan J. Stock
Compensation Committee Interlocks and Insider Participation
The Corporation has no Compensation Committee interlocks. Messrs. Kelley, Elsner, Herring, Lott and Stock and Mses. Carson, Chiaruttini, and Newell constitute all of the directors who served on the Compensation Committee at any time during 2025. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2025, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Non-banking relationships that members of the Compensation Committee have had or maintain with the Corporation or ACNB Bank are described under the heading, “Related Person Transactions.” James P. Helt, President & Chief Executive Officer of the Corporation and Emily Berwager, ACNB Bank Senior Vice President & Chief Human Resources Officer, attended Compensation Committee meetings at the request and invitation of the Committee. Mr. Helt and Ms. Berwager did not participate in determining their own compensation.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation for 2025, 2024, and 2023 for the NEOs:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
James P. Helt President & Chief Executive Officer of the Corporation(3)	2025	$593,569	$390,933	$319,193	$329,371	$192,846(4)	$1,825,912
	2024	$565,471	$335,310	$300,300	$252,476	$162,405(5)	$1,615,962
	2023	$541,154	$341,250	$288,750	$256,795	$140,744(6)	$1,568,693
Jason H. Weber Executive Vice President/Chief Financial Officer of the Corporation and the Bank	2025	$351,379	$186,390	$137,823	$35,267	$29,379(7)	$740,259
	2024	$337,685	$144,325	$131,040	$30,460	$26,755(8)	$670,264
Douglas A. Seibel Executive Vice President/Chief Revenue & Lending Officer of the Bank	2025	$319,731	$159,115	$125,409	$49,145	$216,576(9)	$869,976
	2024	$307,433	$127,299	$119,480	$56,471	$216,306(10)	$826,989
	2023	$296,692	$130,500	$116,000	$75,221	$215,397(11)	$833,810
Laurie A. Laub Executive Vice President/Chief Credit & Operations Officer of the Bank	2025	$334,603	$174,473	$131,243	$214,514	$126,813(12)	$981,646
	2024	$321,573	$137,452	$124,800	$151,698	$107,724(13)	$843,247
	2023	$309,231	$131,250	$120,000	$169,166	$91,548(14)	$821,195
Brett D. Fulk Executive Vice President/Chief Strategy Officer of ACNB Bank	2025	$330,692	$162,295	$129,709	$86,043	$61,808(15)	$770,547
	2024	$319,604	$121,054	$126,000	$74,272	$43,667(16)	$684,597

(1)
The amount shown was deposited for a cash purchase of Corporation stock through the Corporation’s Dividend Reinvestment and Stock Purchase Plan and was issued as restricted stock grants pursuant to the ACNB Bank Variable Compensation Plan under the Corporation’s 2018 Omnibus Stock Incentive Plan.

(2)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer’s benefits under the pension plan and retirement income agreements.

(3)
Also serves as President & Chief Executive Officer of ACNB Bank and Chairman of the Board of ACNB Insurance Services, Inc.

(4)
Includes 401(k) plan employer matching contribution of $14,000; deferred compensation accruals under his SERP of $177,371; and, imputed income of $1,475 related to supplemental life insurance.

(5)
Includes 401(k) plan employer matching contribution of $13,800; deferred compensation accruals under his SERP of $147,299; and, imputed income of $1,306 related to supplemental life insurance.

(6)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under his SERP of $122,539; imputed income of $1,154 related to supplemental life insurance; and, personal use of company car of $3,851.

(7)
Includes 401(k) plan employer matching contribution of $14,000; deferred compensation accruals under his SERP of $14,841; and, imputed income of $538 related to supplemental life insurance.

(8)
Includes 401(k) plan employer matching contribution of $13,800; deferred compensation accruals under his SERP of $12,463; and, imputed income of $492 related to supplemental life insurance.

(9)
Includes 401(k) plan employer matching contribution of $14,000; deferred compensation accruals under his SERP of $101,147; deferred compensation contributions to SERP of $100,000; and, imputed income of $1,429 related to supplemental life insurance.

(10)
Includes 401(k) plan employer matching contribution of $13,800; deferred compensation accruals under his SERP of $101,299; deferred compensation contributions to SERP of $100,000; and, imputed income of $1,207 related to supplemental life insurance.

(11)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under his SERP of $101,145; deferred compensation contributions to his SERP of $100,000; and, imputed income of $1,052 related to supplemental life insurance.

(12)
Includes 401(k) plan employer matching contribution of $14,000; deferred compensation accruals under her SERP of $111,887; and imputed income of $926 related to supplemental life insurance.

(13)
Includes 401(k) plan employer matching contribution of $13,800; deferred compensation accruals under her SERP of $93,124; and imputed income of $800 related to supplemental life insurance.

(14)
Includes 401(k) plan employer matching contribution of $13,200; deferred compensation accruals under her SERP of $77,637; and, imputed income of $711 related to supplemental life insurance.

(15)
Includes 401(k) plan employer matching contribution of $9,253.44; deferred compensation accruals under his SERP of $52,401; and imputed income of $154 related to supplemental life insurance.

(16)
Includes deferred compensation accruals under his SERP of $43,667.

Employment Agreements
The Corporation and/or ACNB Bank has entered into employment agreements with each of the Named Executive Officers. Under the employment agreements, the Named Executive Officers are eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. The initial terms of each employment agreement is three (3) years which automatically extend for an additional one (1) year period on each annual anniversary date of the employment agreement, unless notice is given one hundred eighty (180) days prior to the anniversary date, so that on each anniversary date, if notice had not been previously given, the term shall continue for three (3) years.
Each employment agreement automatically terminates if the executive is terminated for “Cause”, as defined in each employment agreement, or if the executive voluntarily terminates employment and all rights under the employment agreement will terminate except for the arbitration clause.
Each employment agreement automatically terminates if the executive terminates their employment for “Good Reason”, as defined in each employment agreement. Under the employment agreements for Messrs. Helt and Seibel and Ms. Laub, if the employment agreement is terminated for “Good Reason”, then the executive would receive 2.99 times the executive’s agreed compensation and benefits for two (2) years. Under the employment agreement for Mr. Weber, if the employment agreement is terminated for “Good Reason”, then the executive would receive 2.0 times the executive’s agreed compensation and benefits for two (2) years. Under the employment agreement for Mr. Fulk, if the employment agreement is terminated for “Good Reason”, then the executive would receive his remaining base salary not to exceed 2.99 times or be less than least 2.0 times the executive’s agreed compensation and benefits for two (2) years. On February 19, 2026, the employment agreements for Messrs. Weber and Fulk were amended to increase the multiple of each executive’s agreed compensation from 2.0 to 2.99 times of his agreed compensation.
Each employment agreement automatically terminates upon the executive’s disability, as defined in each employment agreement, and the executive will receive employee benefits and 75% of their compensation until (a) they return to work, (b) reach age sixty-five (65), (c) die, or (d) the employment period under the agreement ends.

If the executive’s employment is terminated either involuntarily or voluntary, under certain circumstances as set forth in each employment agreement, following a “Change in Control”, as defined in each employment agreement, each executive is entitled to a lump sum payment and continued benefits for two (2) years. Under the employment agreements for Messrs. Helt and Seibel and Ms. Laub, each executive would receive 2.99 times the executive’s agreed compensation. Under the employment agreement for Mr. Weber, he would receive 2.0 times his agreed compensation. Under the employment agreement for Mr. Fulk, he would receive his remaining base salary not to exceed 2.99 times or be less than least 2.0 times the executive’s agreed compensation and benefits for two (2) years. Mr. Helt would receive a grossed-up payment, if necessary, and Messrs. Weber and Seibel and Ms. Laub would receive limited grossed-up payments, if necessary. On February 19, 2026, the employment agreements for Messrs. Weber and Fulk were amended to increase the multiple of each executive’s agreed compensation from 2.0 to 2.99 times of his agreed compensation, and Mr. Fulk’s employment agreement was modified to provide for a limited gross-up of payments, if necessary.
Each employment agreement contains restrictive covenants precluding the executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and ACNB Bank.
Equity Compensation
In 2018, the Corporation’s shareholders approved the ACNB Corporation 2018 Omnibus Stock Incentive Plan, which allows the Corporation to grant up to 400,000 restricted shares of ACNB Corporation common stock under the plan. Awards that may be granted under the 2018 Omnibus Stock Incentive Plan include stock options (including qualified stock options and non-qualified stock options), stock appreciation rights (“SARs”), stock awards, restricted stock, stock units and restricted stock units (“RSUs”), performance awards, and director compensation. All awards and the terms and conditions of such awards will be set forth in a written agreement.
On March 14, 2025, based on the results of the Variable Compensation Plan described in the Compensation Discussion and Analysis—2025 Equity Award for 2024 performance, the Corporation granted a total of 20,433.1193 restricted shares to the Named Executive Officers employed by ACNB Bank. Subject to earlier forfeiture or accelerated vesting, the restricted shares vest as follows: one-third (1∕3) of the restricted shares 100% vested on the grant date, with the next one-third (1∕3) of the restricted shares 100% vested as of January 1, 2026, and the final one-third (1∕3) of the restricted shares 100% vest as of January 1, 2027.
The following table is a summary of the equity awards granted to the Named Executive Officers during 2025.
2025 Grants of Plan-Based Awards
Name	Grant Date	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards
James P. Helt	March 14, 2025	7,733.3253	$319,193
Jason H. Weber	March 14, 2025	3,339.1399	$137,823
Douglas A. Seibel	March 14, 2025	3,038.3767	$125,409
Laurie A. Laub	March 14, 2025	3,179.7214	$131,243
Brett D. Fulk	March 14, 2025	3,142.5560	$129,709
The following table is a summary of the outstanding equity awards at December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End
Named Executive Officer	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
James P. Helt	7,992.85(2)	$386,015
Jason H. Weber	3,464.18(3)	$167,303
Brett D. Fulk	3,285.51(4)	$158,674
Laurie A. Laub	3,298.95(5)	$159,323
Douglas A. Seibel	3,154.45(6)	$152,345

(1)
Value represents the number of shares that have not vested multiplied by $48.295, the average of the closing bid and ask prices for ACNB Corporation common stock on December 31, 2025.

(2)
5,415.08 shares vested on January 1, 2026, and 2,577.78 shares vest January 1, 2027.

(3)
2,351.14 shares vested on January 1, 2026, and 1,113.05 shares vest January 1, 2027.

(4)
2,237.99 shares vested on January 1, 2026, and 1,047.52 shares vest January 1, 2027.

(5)
2,239.05 shares vested on January 1, 2026, and 1,059.91 shares vest January 1, 2027.

(6)
2,141.67 shares vested on January 1, 2026, and 1,012.79 shares vest January 1, 2027.

Supplemental Life Insurance Plans
In January 2001, ACNB Bank implemented a supplemental life insurance plan for certain officers, including certain of the Named Executive Officers, of the Bank to provide death benefits for each officer’s designated beneficiaries, which was amended and restated in December 2014 and amended on November 2023 (“2014 Life Insurance Plan”). Beneficiaries designated by an officer are entitled to a split-dollar share of the death proceeds from the life insurance policies on each officer equal to the lesser of two (2) times the officer’s base annual salary or the maximum dollar amount of the participant’s interest in the policy based upon the vesting schedule attached to his or her split-dollar policy endorsement. The plan is unsecured and unfunded, and there are no plan assets. The Bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses. The NEOs with benefits under the 2014 Life Insurance Plan are Mr. Helt, Ms. Laub, and Mr. Seibel.
Effective November 1, 2023, the Bank implemented the 2023 Executive Supplemental Life Insurance Plan (“2023 Life Insurance Plan”). The 2023 Life Insurance Plan is generally comparable to the 2014 Life Insurance Plan, with split-dollar share of the death proceeds from the life insurance policies on each officer equal to the lesser of two (2) times the officer’s base annual salary or the maximum dollar amount of the participant’s interest in the policy based upon the vesting schedule attached to his or her split-dollar policy endorsement; however, subject to acceleration of vesting due to certain events, benefits under the 2023 Life Insurance Plan vest over a period of five (5) years. The NEOs with benefits under the 2023 Life Insurance Plan are Messrs. Weber and Fulk.
Group Term Life Insurance Plan
ACNB Bank maintains a group term life insurance plan. All full-time Bank employees are eligible to participate in the plan. For 2025, the insurance benefit for employees was calculated as two (2) times base salary, with a maximum of $250,000.
Long-Term Care Insurance
ACNB Bank provides long-term care insurance to certain officers including some of the Named Executive Officers. The insurance provides a monthly benefit for long-term care needs.

401(k) Plan
ACNB Bank maintains a defined contribution profit-sharing 401(k) plan. ACNB Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.
An employee is eligible to participate in the plan after working for six (6) months and attaining the age of eighteen (18). An eligible employee is automatically enrolled in the 401(k) plan, and the Bank will automatically withhold 6% of the employee’s wages unless otherwise directed. ACNB Bank matches a percentage of the employee’s contribution. In 2025, ACNB Bank’s contribution equaled 100% of the employee’s contribution up to 3% of earned compensation plus 50% of the next 2% of earned compensation. ACNB Bank adopted a “safe harbor” provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.
Defined Benefit Plan
Employees of ACNB Bank hired on or before March 31, 2012, are covered under the Bank’s Group Pension Plan for Employees provided that they meet the eligibility criteria of the plan. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000, January 1, 2010, and April 1, 2012. ACNB Bank is the plan sponsor and plan administrator.
Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined benefit pension plan on behalf of a specific employee cannot be separately or individually calculated. ACNB Bank made no contributions to the plan in 2025, as the plan is considered to be well funded.
Each employee of ACNB Bank hired on or before March 31, 2012, who attained the age of twenty (20) years and six (6) months and who completed one (1) year of service, in which one thousand (1,000) hours were worked, was eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee’s remaining lifetime with payments certain for five (5) years. Effective January 1, 2010, the formula for determining a participant’s benefit is the participant’s earned benefit as of December 31, 2009, plus 0.75% of the participant’s average monthly pay multiplied by the participant’s benefit service earned on and after January 1, 2010, but not more than twenty-five (25) years. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.
Pension Benefits Table
Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James P. Helt	17.70	$385,812	—
Jason H. Weber(1)	N/A	N/A	N/A
Laurie A. Laub	21.00	$441,468	—
Douglas A. Seibel	17.70	$475,317	—
Brett D. Fulk(1)	N/A	N/A	N/A

(1)
Messrs. Weber and Fulk were hired after March 31, 2012, and therefore, they are not eligible to participate in the Group Pension Plan.

Supplemental Executive Retirement Plan
ACNB Bank entered into retirement income agreements with the Named Executive Officers to provide supplemental retirement income benefits to these officers upon the later of reaching their normal retirement date or separation of service. Under the agreement for Messrs. Helt, Weber and Fulk and Ms. Laub, benefits are payable in equal monthly installments for the greater of one hundred-eighty (180) months or the executive’s life. Benefits are also payable upon death. Benefit amounts will be determined by the individual’s number of years of service. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date except after a change in control. In exchange for providing benefits under the agreements, the executives are bound by respective noncompetition arrangements. No benefits are payable under the agreements if the executive directly or indirectly engages in a business or activity that may be deemed competitive with ACNB Bank or the Corporation within fifty (50) miles of ACNB Bank’s principal office. If the termination occurs before the executive’s respective retirement date, this restriction applies for five (5) years after the date of the executive’s separation of service; however, the restriction will not extend longer than three (3) years after the executive begins to receive benefits under the respective agreement. If the separation occurs after the executive’s retirement date, then the restriction shall be in place for three (3) years. The restriction does not apply after a change in control. Under the terms of Mr. Seibel’s agreements, the Bank shall credit $100,000 per calendar year to executive’s account as long as executive is employed by the Bank at the time such amount is credited. In the event Mr. Seibel’s employment is terminated for cause no benefits of any kind will be due or payable under the terms of his agreements and all rights shall be forfeited. In the event Mr. Seibel separates from service, including death but excluding for cause, he (or his beneficiary) shall be paid his vested account balance in monthly installments for thirty-six (36) months. In the event of a change in control, Mr. Seibel will be paid his vested account balance in a lump sum. ACNB Bank purchased bank-owned life insurance policies on each officer to fund the retirement income agreements.
Deferred Compensation Agreement
ACNB Bank entered into a deferred compensation agreement with Brett D. Fulk. The purpose of the deferred compensation agreement is to provide Mr. Fulk with retirement benefits and tax-planning opportunities. All NEOs were offered the opportunity to participate in this deferred compensation arrangement, with Mr. Fulk the only NEO electing to enter into the deferred compensation agreement.
Under the deferred compensation agreement, Mr. Fulk may annually elect to defer the payment of a portion of his base salary and/or bonus by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Benefits under the deferred compensation agreement will be paid to Mr. Fulk upon termination of employment after “normal retirement age,” upon “early termination,” or upon a “disability” (as each terms are defined in the agreement) prior to normal retirement age. Benefits will be distributed in 180 monthly installments if termination of employment occurs after normal retirement age or 120 monthly installments upon the occurrence of an early termination or disability, with the payment commencing in the month following the payment event. In the event a “change in control” (as defined in the agreement) followed within twenty-four (24) months by a termination of employment prior to the executive’s normal retirement age, the executive’s deferral account will be paid in a lump sum within thirty (30) days following the date of termination of employment. In addition to any deferrals, ACNB Bank may contribute to Mr. Fulk’s deferral account. During 2025, ACNB Bank did not contribute to Mr. Fulk’s deferral account. Mr. Fulk’s deferral account will be credited with interest at a rate equal to the crediting rate (as defined in the agreement).
2025 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brett D. Fulk	$109,038	$52,112	$—	$1,015,144

CEO Pay Ratio
As required by applicable SEC rules, we are providing the following information:
We completed the following steps to identify the median employee and to determine the annual total compensation of our median employee and CEO:
1.
We identified our employee population as of December 31, 2025, including all full-time, part-time, temporary, and seasonal employees employed on that date. This date was selected because it aligned with our calendar year- end and allowed us to identify employees in a reasonably efficient manner.

2.
To find the median employee (other than our CEO), we used medicare wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2025. In making this determination, we annualized compensation for employees who were employed on December 31, 2025 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

3.
We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

4.
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2025 in accordance with SEC requirements, resulting in annual total compensation of $79,304.

5.
As reported in the Total column of our 2025 Summary Compensation Table, the annual total compensation for 2025 of James P. Helt, our President and CEO, was $1,825,912.

Based on this information, the ratio for 2025 of the annual total compensation of our Chairman, President & Chief Executive Officer to the annual total compensation of our median employee is 23.02 to 1.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As discussed above, the Named Executive Officers, have entered into certain agreements with the Corporation and/or ACNB Bank, which govern any payments upon termination or change in control. The agreements are described under the caption “Executive Compensation—Employment Agreements, Supplemental Life Insurance, Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements” included in the Compensation Discussion and Analysis. Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the defined benefit plan. We calculated the potential post-employment payments due to each of the Named Executive Officers assuming each executive terminated employment or a change in control occurred on December 31, 2025. Actual amounts payable can only be determined at the time of such executive’s termination.
James P. Helt
The following table shows the potential payments upon termination or change in control of the Corporation for James P. Helt.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$134,052	$134,052	$400,000	$134,052	$0	$134,052	$400,000	$134,052(2)	$400,000
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$1,202,554

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Severance Under Employment Agreement(3)	$0	$0	$0	$103,997(4)	$0	$103,997(4)	$3,743,922(5)	$78,259(6)	$0
Accrued Leave	$104,067	$104,067	$104,067	$104,067	$0	$104,067	$104,067	$104,067	$104,067
Health and Welfare Benefits	$0	$0	$3,158	$73,449	$0	$73,449	$73,449	$110,173	$0
Restricted Stock Vesting	$0	$0	$386,015(7)	$0	$0	$0	$386,015	$386,015	$386,015

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Presumes separation of service before normal retirement date due to disability.

(3)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(4)
For thirty-six (36) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

(7)
Upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Jason H. Weber
The following table shows the potential payments upon termination or change in control of the Corporation for Jason H. Weber.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$14,748	$14,748	$157,500	$14,748	$0	$14,748	$157,500	$14,748(2)	$157,500
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$710,112
Severance Under Employment Agreement(3)	$0	$0	$0	$53,205(4)	$0	$53,205(4)	$1,276,921(5)	$39,904(6)	$0
Accrued Leave	$17,753	$17,753	$17,753	$17,753	$0	$17,753	$17,753	$17,753	$17,753
Health and Welfare Benefits	$0	$0	$0	$27,858	$0	$27,858	$27,858	$41,786	$0
Restricted Stock Vesting	$0	$0	$167,303(7)	$0	$0	$0	$167,303	$167,303	$167,303

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Presumes separation of service before normal retirement date due to disability.

(3)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(4)
For twenty-four (24) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

(7)
Upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Laurie A. Laub
The following table shows the potential payments upon termination or change in control of the Corporation for Laurie A. Laub.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$60,177	$60,177	$150,000	$60,177	$0	$60,177	$150,000	$60,177(2)	$150,000
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$676,208
Severance Under Employment Agreement(3)	$0	$0	$0	$50,471(4)	$0	$50,471(4)	$1,816950(5)	$37,980(6)	$0
Accrued Leave	$58,518	$58,518	$58,518	$58,518	$0	$58,518	$58,518	$58,518	$58,518
Health and Welfare Benefits	$0	$0	$4,426	$91,174	$0	$91,174	$91,174	$136,760	$0
Restricted Stock Vesting	$0	$0	$159,323(7)	$0	$0	$0	$159,323	$159,323	$159,323

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Presumes separation of service before normal retirement date due to disability.

(3)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(4)
For thirty-six (36) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

(7)
Upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Douglas A. Seibel
The following table shows the potential payments upon termination or change in control of the Corporation for Douglas A. Seibel.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan	$702,847(1)	$702,847(1)	$702,847(1)	$702,847(1)	$0	$702,847(1)	$702,847(2)	$702,847(3)	$702,847(1)
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$646,152
Severance Under Employment Agreement(4)	$0	$0	$0	$48,089(5)	$0	$48,089(5)	$1,731,206(6)	$36,187(7)	$0
Accrued Leave	$55,917	$55,917	$55,917	$55,917	$0	$55,917	$55,917	$55,917	$55,917
Health and Welfare Benefits	$0	$0	$3,854	$68,743	$0	$68,743	$68,743	$103,114	$0
Restricted Stock Vesting	$0	$0	$152,345(8)	$0	$0	$0	$152,345	$152,345	$152,345

(1)
Total amount to be paid monthly for thirty-six (36) months.

(2)
Total amount to be paid in a lump sum.

(3)
Presumes separation of service due to disability.

(4)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(5)
For thirty-six (36) months.

(6)
Payable in a lump sum.

(7)
Monthly amount.

(8)
Upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

Brett D. Fulk
The following table shows the potential payments upon termination or change in control of the Corporation for Brett D. Fulk.
Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Retirement Plan(1)	$30,172	$30,172	$157,000	$30,172	$0	$30,172	$157,000	$30,172(2)	$157,000
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$642,600
Severance Under Employment Agreement	$0	$0	$0	$42,532(3)	$0	$42,532(3)	$1,020,756(4)	$31,899(5)	$0
Accrued Leave	$2,892	$2,892	$2,892	$2,892	$0	$2,892	$2,892	$2,892	$2,892
Health and Welfare Benefits	$0	$0	$0	$27,858	$0	$27,858	$27,858	$41,786	$0
Restricted Stock Vesting	$0	$0	$158,674(6)	$0	$0	$0	$158,674	$158,674	$158,674

(1)
Annual amount paid in twelve (12) equal monthly installments for the greater of 180 months or for life.

(2)
Presumes separation of service before normal retirement date due to disability.

(3)
Paid monthly for remaining employment period (32 months).

(4)
Payable in a lump sum.

(5)
Monthly amount.

(6)
Upon a qualified retirement, shares are not forfeited, nor is vesting accelerated, and vesting continues pursuant to the award’s vesting schedule.

PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On: ($)		Net Income ($ in thousands)	Return on Average Equity
(a)	(b)	(c)	(d)	(e)	Total Shareholder Return (f)	Peer group total shareholder return (g)	(h)	(i)
2025	$1,825,912	$1,853,325	$840,607	$855,193	$224.80	$152.71	$37,051	9.44%
2024	$1,615,962	$1,633,120	$756,274	$760,757	$180.27	$143.39	$31,846	10.94%
2023	$1,568,693	$1,671,266	$827,502	$853,513	$196.62	$126.67	$31,688	12.23%
2022	$970,674	$1,015,267	$582,935	$624,482	$169.79	$127.17	$35,752	14.35%
2021	$695,578	$730,481	$419,314	$430,769	$129.52	$136.64	$27,834	10.52%
Column (b).   Reflects compensation amounts reported in the “Summary Compensation Table” for the Corporation’s Principal Executive Officer (PEO), President and Chief Executive Officer, James P. Helt, for the respective years shown.
Column (c).   Compensation actually paid to the PEO as calculated in each year reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.
	2025	2024	2023	2022	2021
Summary Compensation Table Total	$1,825,912	$1,615,962	$1,568,693	$970,674	$695,578
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$57,830	$15,995	$51,547	$—	$18,448
Plus: service cost for pension plans	$24,537	$24,250	$20,906	$28,745	$29,565
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$319,193	$300,300	$288,750	$95,500	$—
Plus: fair value of awards granted during the year that remain unvested as of year end	$248,987	$225,026	$314,688	$77,454	$19,366
Plus: fair value of awards granted during the year that vest during the year	$106,398	$100,100	$96,250	$31,833	$—
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$24,514	$(15,924)	$4,959	$—	$3,795
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	$—	$—	$4,959	$—	$—

	2025	2024	2023	2022	2021
Plus: dividends or other earnings paid during year prior to vesting date of award	$—	$—	$1,108	$2,061	$625
Compensation Actually Paid	$1,853,325	$1,633,120	$1,671,266	$1,015,267	$730,481
Column (d).   Reflects the average of the compensation amounts reported in the “Summary Compensation Table” for the Corporation’s other Named Executive Officers (“Other NEOs”). The Other NEOs included in the average figures for 2025 and 2024 are Messrs. Weber, Seibel and Fulk and Ms. Laub, for 2023 are Mr. Seibel and Ms. Laub, for 2022 are Mr. Seibel and Lynda L. Glass, and for 2021 are Ms. Glass and David W. Cathell.
Column (e).   Average compensation actually paid to the Other NEOs as calculated in each year reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.
	2025	2024	2023	2022	2021
Summary Compensation Table Total	$840,607	$756,274	$827,502	$582,935	$419,314
Adjustments:
Less: aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	$24,404	$14,723	$60,539	$—	$21,936
Plus: service cost for pension plans	$13,900	$13,835	$24,521	$33,644	$18,765
Less: amounts reported under the “Stock Awards” column in the Summary Compensation Table	$131,046	$125,330	$118,000	$47,625	$—
Plus: fair value of awards granted during the year that remain unvested as of year end	$102,223	$93,915	$134,660	$38,626	$11,908
Plus: fair value of awards granted during the year that vest during the year	$43,682	$41,777	$39,333	$15,875	$—
Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$10,231	$(4,991)	$2,714	$—	$2,334
Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	$—	$—	$2,714	$—	$—
Plus: dividends or other earnings paid during year prior to vesting date of award	$—	$—	$607	$1,028	$385
Compensation Actually Paid	$855,193	$760,757	$853,513	$624,482	$430,769
Column (f) and (g).   Total shareholder return (“TSR”) shows the value at year-end assuming the investment of $100 on December 31, 2020, and the reinvestment of dividends during the measurement periods. TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. Peer TSR represents the KBW Regional Banking Total Return Index, which is used by ACNB for purposes of compliance with Item 201(e) of Regulation S-K.
Column (h).   Reflects “Net Income” reported in the Corporation’s Consolidated Statements of Income for each year.
Column (i).   The Corporation has identified Return on Average Equity as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Other NEOs in 2025 to the Corporation’s performance. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Relationship Between Compensation Actually Paid and Performance Measures
Relationship Between Compensation Actually Paid (sometimes referred to as “CAP”) to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Corporation’s Cumulative Total Shareholder Return (TSR).   The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years. TSR shows the value at year-end assuming the investment of $100 on December 31, 2020, reinvestment of dividends through the measurement periods, and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Corporation’s Net Income.   The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Corporation’s Return on Average Equity.   The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Return on Average Equity during the five most recently completed fiscal years.
Tabular List of Most Important Financial Performance Measures
The following tabular list presents the financial performance measures are those that the Corporation considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Corporation performance. These measures listed are not ranked. As discussed in the Compensation Discussion and Analysis, the Compensation Committee does consider the occurrence of unusual, extraordinary, or strategic events in determining Compensation Actually Paid, and therefore these measures may be adjusted for these purposes.
•
Net Income

•
Return on Average Equity

•
Non-Performing Assets

•
Loan Growth

Transactions with Directors and Executive Officers
Some of ACNB Corporation’s directors, executive officers, and their immediate family members and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation’s subsidiary bank during 2025. All loans and loan commitments made to them and to their companies were made in the ordinary course of ACNB Bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. ACNB Corporation’s subsidiary bank anticipates that similar transactions will be entered into in the future.
The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Generally, any other significant transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises. ACNB Bank’s Expenditure and Procurement Policy requires prior approval by the Board of Directors of all non-banking and lending related party transactions over $50,000. All related party transactions of which the Corporation becomes aware, outside of those banking and lending transactions made in the ordinary course of business, are reported to the Audit Committee on a quarterly basis regardless of dollar amount.

In connection with the acquisition of Traditions Bancorp, Inc., effective February 1, 2025, the Corporation and ACNB Bank entered into a Separation and Non-competition Agreement with Mr. Draganosky relating to the termination of his employment as Chief Executive Officer of Traditions Bancorp, Inc. and Traditions Bank and his related employment agreement with Traditions Bancorp, Inc. and Traditions Bank. Under the terms of the agreement, Mr. Draganosky received a lump sum separation payment of $1,373,500 and maintenance of at least $800,000 in split dollar bank owned life insurance for at least 3 years following the effective date. In exchange, Mr. Draganosky agreed such payment satisfies all obligations under his employment agreement and that he will be subject to certain non-competition and non-solicitation restrictions for a period of 18 months as delineated in the agreement.
In connection with the acquisition of Traditions Bancorp, Inc. on February 1, 2025, an employment agreement by and between ACNB Bank and Christopher Helt went effective for Mr. Helt to serve as Senior Vice President/Regional Commercial Lending Manager for the York Region of ACNB Bank. Christopher Helt is the brother of CEO James P. Helt. Christopher Helt has served in a variety of commercial lending and business services leadership roles for Traditions Bank, the banking subsidiary of Traditions Bancorp, Inc., since 2007, and was most recently a Senior Commercial Relationship Manager for Traditions Bank prior to the acquisition. The term of the employment agreement is three years and six months. Mr. Helt will receive an annual base salary of $180,000, subject to customary withholdings and taxes, which may be increased from time to time. In addition, as consideration for executing the employment agreement, which contains certain restrictive covenants, Mr. Helt received a sign on bonus of $25,000 on February 1, 2025, and he will receive additional bonuses of $25,000 payable on February 1, 2026, and February 1, 2027. Further, Mr. Helt is entitled to be considered for bonuses each year, as determined in the Bank’s sole discretion, paid time off, participation in employee benefit plans, and reimbursement of reasonable out-of-pocket business expenses. The Bank intends for any bonuses awarded to be based on its Regional Commercial Lending Manager incentive program which is applied equally to similarly situated employees of ACNB Bank. If his employment is terminated under certain circumstances as set forth in the employment agreement, Mr. Helt is entitled to a payment of 1.0 times his compensation and continued benefits for twelve months. Both during and upon termination of the employment agreement, Mr. Helt is subject to certain customary confidentiality, non-solicitation, and non-competition provisions and restrictions.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which has been subsequently revised and is incorporated by reference from the Governance Documents section of the ACNB Corporation Investor Relations website at investor.acnb.com.
The Audit Committee met with management periodically during the year to consider the adequacy of ACNB Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with ACNB Corporation’s independent registered public accounting firm and with appropriate ACNB Corporation financial personnel and internal auditors. The Audit Committee also discussed with ACNB Corporation’s management and independent registered public accounting firm the process used for certifications by ACNB Corporation’s Chief Executive Officer and Chief Financial Officer, which are required for certain of ACNB Corporation’s filings with the SEC.
The Audit Committee also met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.
The Audit Committee selected Crowe LLP as the independent registered public accounting firm for ACNB Corporation after reviewing the firm’s performance and independence from management.
Management has primary responsibility for ACNB Corporation’s financial statements and the overall reporting process, including ACNB Corporation’s system of internal controls.
The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of ACNB Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues the firm believes should be raised with the Audit Committee.
The Audit Committee reviewed with management and Crowe LLP, ACNB Corporation’s independent registered public accounting firm, ACNB Corporation’s audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and Crowe LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee received from and discussed with Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s Communications with Audit Committees and discussed with Crowe LLP its independence. These items relate to that firm’s independence from ACNB Corporation. The Audit Committee also discussed with Crowe LLP matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Crowe LLP, and discussed with the firm its independence.
The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, which is then filed with the SEC.
At present, ACNB Corporation has three individuals designated as “audit committee financial expert”. The Board of Directors has determined that Kimberly S. Chaney, John M. Polli, and Daniel W. Potts are qualified to serve as ACNB Corporation’s audit committee financial experts and are independent as defined under applicable SEC and Nasdaq rules.
This report is furnished by the Audit Committee.
Kimberly S. Chaney, Chair
Alexandra C. Chiaruttini
Todd L. Herring
James J. Lott
John M. Polli
Daniel W. Potts
Alan J. Stock
PROPOSAL NO. 3
AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
The Corporation’s Amended and Restated Articles of Incorporation currently authorizes twenty million (20,000,000) shares of common stock, par value $2.50 per share and twenty million (20,000,000) shares of series preferred stock, par value $2.50 per share. As of March 9, 2026, there were 10,353,502 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Of the remaining 9,647,498 authorized but unissued shares of common stock, 881,149 shares were reserved for issuance under the Corporation’s equity incentive plans and in connection with the Corporation’s Dividend Reinvestment and Stock Purchase Plan, as well. In the future, the Corporation may need additional authorized but unissued shares available for issuance, from time to time, as may be necessary in connection with future financings, capital enhancement, investment opportunities, acquisitions of other companies, the declaration of stock dividends, stock splits or other distributions, or for other corporate purposes.
As a result, the Board of Directors proposes that the Corporation’s Amended and Restated Articles of Incorporation be amended and restated to revise Article 4(A) of the Amended and Restated Articles of Incorporation to read as follows:

“4. (A) The aggregate number of shares that the Corporation shall have authority to issue is Forty Million (40,000,000) shares of Common Stock having a par value of $2.50 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of Preferred Stock having a par value of $2.50 per share (the “Preferred Stock”).”
Purpose of Amending Article 4
The Board of Directors approved and adopted resolutions to amend Article 4 of the Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 40,000,000 shares. This increase in the number of authorized shares of common stock requires that shareholders approve and adopt the amendment to the Corporation’s Amended and Restated Articles of Incorporation.
Currently, the Corporation has no definitive present plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock as of the date of this proxy statement. However, the Board of Directors believes that it is advisable to have the ability to issue additional shares of common stock to enable the Corporation, as the need may arise, to take prompt advantage of market conditions and favorable opportunities in connection with capital raising options without the delay and expense of holding a special meeting of shareholders. The future issuance of shares of common stock may dilute the present equity ownership position of current holders. However, since the Corporation has not developed plans as of this time the Corporation cannot determine the impact of any future issuances as of this date. The proposed amendment is not intended to have an anti-takeover effect. The issuance, however, of any of the shares of common stock may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of actions, such as certain business combinations or removal of management.
Unissued shares of common stock and series preferred stock are available for issuance at the discretion of the Board of Directors, from time to time, for any proper corporate purpose, generally without further action of the shareholders, upon the affirmative vote of a majority of the members of the Board of Directors. However, if the proposed amendment is adopted by the shareholders, the Board of Directors is not likely to solicit shareholder approval to issue the additional authorized shares, except to the extent that approval may be required by law, regulation or any agreement governing the trading of the Corporation’s stock.
To provide sufficient shares of common stock for the future needs, the Board of Directors believes that it is in the best interest of the Corporation for the shareholders to approve and adopt the amendment to Article 4 of the Amended and Restated Articles of Incorporation. The Board of Directors believes that the increase in the number of authorized shares of common stock is necessary to provide the Corporation with as much flexibility as possible to issue additional shares for proper purposes, including financing, capital enhancement, acquisitions, stock splits, stock dividends, employee incentive plans, and other similar purposes.
Amendment Resolution
The Board of Directors proposes and recommends that shareholders approve and adopt the following resolution:
RESOLVED, that the Amended and Restated Articles of Incorporation are hereby amended to amend and restate Article 4(A) to read in full and in its entirety as follows and to be effective upon the filing and effectiveness of Amended and Restated Articles of Amendment with the Pennsylvania Department of State:
“4. (A) The aggregate number of shares that the Corporation shall have authority to issue is Forty Million (40,000,000) shares of Common Stock having a par value of $2.50 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of Preferred Stock having a par value of $2.50 per share (the “Preferred Stock”).”
Recommendation and Vote
The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting of Shareholders is required to approve and adopt the amendment to the Corporation’s Amended and Restated Articles of Incorporation amending current Article 4.

The Board of Directors recommends a vote “FOR” approval and adoption of the amendment to Article 4.
PROPOSAL NO. 4
AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ADD NEW ARTICLE 13 TO AUTHORIZE UNCERTIFICATED SHARES
ACNB Corporation is seeking to amend the Amended and Restated Articles of Incorporation to add new Article 13 which authorizes the Corporation to issue uncertificated shares of any or all classes and series of shares of the Corporation. Pennsylvania law permits a company’s shares to be issued without certificates which are called uncertificated, or book-entry, shares. However, in order for a company to issue uncertificated shares, the Corporation’s governing documents must permit it. Currently, the Corporation’s Amended and Restated Articles of Incorporation do not provide for uncertificated shares.
If shareholders approve and adopt the proposed amendment to the Amended and Restated Articles of Incorporation, the amendment will become effective upon the filing of amended and restated Amended and Restated Articles of Incorporation with the Pennsylvania Department of State.
We recommend that the shareholders approve and adopt a proposal to amend the Company’s Amended and Restated Articles of Incorporation by adding new Article 13 to read in full and in its entirety as follows:
13. Any or all classes and series of shares of the Corporation, or any part thereof, may be uncertificated shares to the extent determined by the Board of Directors from time to time; provided, however, that in no event shall any shares represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.
Purpose of Adding Article 13
Under Pennsylvania law, the governing documents of a company may provide for shares of the company to be represented uncertificated shares. The Corporation’s Bylaws provide for uncertificated shares. To ensure that the Corporation is authorized to issue uncertificated shares, on January 27, 2026, the Board of Directors approved and adopted an amendment to the Amended and Restated Articles of Incorporation adding new Article 13 and directed that the proposed amendment to the Articles of Incorporation be submitted to the shareholders of the Corporation for their approval and adoption at the Corporation’s 2026 Annual Meeting of Shareholders.
By permitting the Corporation’s shares to be uncertificated, it provides the Corporation ‘s shareholder’s with a greater ability to track, manage and safeguard their shares of common stock, it enables the Corporation to reduce and limit expenses related to the issuance of and accounting for paper certificates, including expenses related to lost certificates, it conforms to the record keeping requirements of major stock exchanges to permit book entry stock registers, and it puts the Corporation on equal footing with the vast majority of other financial institutions in the United States. While the Company intends to continue offering certificated shares to those shareholders who wish to keep stock certificates, the ability to provide uncertificated shares permits the Corporation to meet the needs of those shareholders who wish to have their shares held in uncertificated or book-entry form.
Amendment Resolution
The Board of Directors proposes and recommends that shareholders approve and adopt the following resolution:
RESOLVED, that the Amended and Restated Articles of Incorporation are hereby amended to add new Article 13 to read in full and in its entirety as follows and to be effective upon the filing and effectiveness of Amended and Restated Articles of Amendment with the Pennsylvania Department of State:
13. Any or all classes and series of shares of the Corporation, or any part thereof, may be uncertificated shares to the extent determined by the Board of Directors from time to time; provided, however, that in no event shall any shares represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.
Recommendation and Vote
The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting of Shareholders is required to approve and adopt the amendment to the Corporation’s Amended and Restated Articles of Incorporation adding new Article 13.
The Board of Directors recommends a vote “FOR” approval and adoption of new Article 13.
PROPOSAL NO. 5
TO APPROVE, ADOPT AND RATIFY THE ACNB CORPORATION EMPLOYEE STOCK PURCHASE PLAN
ACNB Corporation is asking shareholders to approve, adopt and ratify the ACNB Corporation Employee Stock Purchase Plan (the “Plan”). The Board of Directors adopted the Plan on January 27, 2026, subject to shareholder approval and ratification. The following summary of the principal features of the Plan is qualified by reference to the full text of the Plan, attached as Annex A to this Proxy Statement.
General
The Board of Directors has adopted the Plan to provide our employees with an opportunity to acquire an ownership interest in the Corporation through a regular investment program to purchase our common stock. The Corporation believes that the Plan will assist us in retaining the services of our current employees and securing and retaining the services of new employees, and to provide incentives for our employees to exert maximum efforts toward our success. Under the terms of the Plan, all participating employees will have equal rights and privileges. Substantially all of our employees are eligible to participate in the Plan. The rights to purchase common stock granted under the Plan are broadly based, and the Plan is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
The Board of Directors has directed that the Plan be submitted for approval and adoption by our shareholders. The Plan will not be employed if it is not approved and adopted by our shareholders, but in that instance, we believe that we would lose an important part of our overall effort to better align employee interests with those of our shareholders.
Administration
The Plan will be administered by the Compensation Committee of the Board of Directors which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to its administration and take any other actions necessary or desirable for the administration of the Plan. The committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan.
Stock Subject to Plan
A total of 300,000 shares of the Corporation’s common stock are reserved for issuance under the Plan. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Corporation, or other change in the Corporation’s structure affecting the common stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the committee will, in such manner as it deems equitable, adjust the number of shares of common stock that may be delivered under the Plan, the purchase price per share and the number of shares of common stock covered by each outstanding option under the Plan, and the number of shares available under the Plan.

Offerings
The Plan is implemented by offerings of options to each eligible employee from time to time. The Plan shall be implemented by a series of offering periods, each of which shall be six (6) months, with new offering periods commencing on such times as determined by the committee. The committee shall have the authority to change the duration, frequency, start and end dates of offering periods.
Initially, the Corporation intends to implement six month offering periods. If approved by shareholders, the first offering under the Plan will begin on July 1, 2025, and will end on November 30, 2025. Thereafter, offerings are planned to begin on or about each December 1 and June 1, and end on the last trading day of each six-month period.
Eligibility
Each employee who has been employed (i) has been employed by the Corporation or a Participating Subsidiary for at least thirty (30) days, and (ii) is customarily employed for more than five (5) months in any calendar year will be eligible to participate in the Plan and may begin participating in an offering as of the first day of the enrollment period designated by the committee for an offering period. However, no employee will be eligible to participate in the Plan if the participant would own common stock or hold outstanding options to purchase common stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation. In addition, the Plan does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any calendar year.
Participation in the Plan
An eligible employee who has completed the enrollment procedure may participate in each offering under the Plan. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the committee of such participant’s eligible compensation during the offering period.
Purchase Price
Under the terms of the Plan, the purchase price at which a share of our common stock is sold in an offering may be the lower of 85% (or such greater percentage as designated by the committee) of the fair market value of a share on the first trading day of the offering period, or 85% of the fair market value of a share of our common stock on the last trading day of the offering period. The purchase price may be adjusted from time to time by the committee but may never offer a discount of more than 15% of the fair market value of the Corporation’s common stock. Initially, the purchase price of each share of common stock purchased under the Plan will be equal to the lower of 90% of the fair market value of a share on the first trading day of the offering period, or 90% of the fair market value of a share of our common stock on the last trading day of the offering period
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions during the offering period. At any time during the offering period, a participant may alter his or her payroll deductions only once by filing an appropriate form with the Corporation at least 15 days in advance of the purchase date. All accumulated payroll deductions will be used to automatically purchase shares of the Corporation’s common stock on the purchase date of each offering.
Purchase of Stock
On each purchase date of an offering period, the Corporation will purchase for each participant the maximum number of whole shares at the applicable purchase price with the accumulated contributions in the participant’s account.
Withdrawal
Each participant may withdraw from a given offering by filing an appropriate form with the Corporation at least 15 days in advance of the purchase date. Promptly after receipt of the withdrawal notification, the accumulated payroll deductions held on behalf of the participant will be paid to the participant and no further payroll deductions will be made on behalf of such participant. Withdrawal from an offering will not have any effect upon the participant’s ability to participate in future offerings under the Plan, but such employee will be required to deliver a new payroll deduction authorization in order to participate in such future offerings.
Termination of Employment
Upon termination of the participant’s continuous status as an employee for any reason, including death, disability or retirement or a change in the participant’s employment status at least 15 days prior to a purchase date, the payroll deductions will terminate and any accumulated payroll deductions through the date of termination will be refunded without interest thereon.
Restrictions on Transfer
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of common stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or designation of a beneficiary).
Duration, Termination and Amendment
The Plan will terminate on the earlier of: (a) the date on which there are no additional shares reserved for issuance under the Plan; (b) the date the committee terminates the Plan; or (c) January 27, 2036. If the Plan is terminated during an offering prior to any purchase date, the Corporation will refund to each participant an amount equal to the balance in the participant’s payroll deductions (without interest, except as required by law). Subject to applicable law, the Corporation may amend the Plan in any respect, without shareholder approval; provided, however, that the Plan generally may not be amended in any manner that will retroactively impair or otherwise adversely affect a participant’s rights in any material manner that have accrued prior to the date of such action.
Federal Income Tax Information
The amount of payroll deductions to purchase stock under the Plan will be after-tax dollars. Thus, such amount will already have been subjected to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security and Medicare taxes. A participant will not be required to report taxable income either when he or she begins participating in the Plan, on the offer date at the beginning of each offering period, or on the purchase date at the end of each offering period.
A participant will have taxable income in the year in which there is a “disposition” of any shares purchased under the Plan. A “disposition” generally includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the participant’s spouse, a transfer into community property with the participant’s spouse or a transfer into joint ownership with right of survivorship if the participant remains one of the joint owners.
In the event of a disposition within two (2) years of the date of grant of the option to purchase a share or within one (1) year after the date of the acquisition of the share, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the share on the date the share was purchased over the amount paid for the share. The amount of ordinary income recognized will decrease the capital gain or increase the capital loss recognized by the participant on the sale of the share. The Corporation will be entitled to a corresponding tax deduction for any ordinary income recognized. The participant will be subject to either long-term or short-term capital gains or losses based on how long he or she holds the shares following the respective purchase date. Generally, if a share is held for more than one year following the purchase date, any gain or loss on sale will be treated as a long-term capital gain or loss, and any gain or loss on shares held for less time will be treated as a short-term capital gain or loss.
In the event of a disposition of a share by the participant after the expiration of the two-year and one-year periods noted above, or the death of the participant while holding the share, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the share on the first day of the offering period over the amount paid for the share, or (b) the excess of the fair market value of the share on the date of sale or death over the amount paid for the share. The balance of any gain or loss will be treated as capital gain or capital loss in accordance with the general description above. The Corporation is not entitled to a tax deduction at the time of sale or death for any income recognized by the participant.
Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects or consequences of the Plan. A participant may also be subject to state and local taxes in connection with the grant of options under the Plan. The Corporation strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the options granted to them in context of their personal circumstances.
New Plan Benefits
Because participation in the Plan will be voluntary, we cannot determine the dollar value or benefits that will be received by or allocated to any participant in the Plan. No individual options have been granted to any employee under the Plan that are contingent on the approval of the Corporation’s shareholders.
Vote Required for Approval and Ratification
The affirmative vote of a majority of the votes cast at the annual meeting is necessary to approve, adopt and ratify the Plan. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved and adopted.
Registration with the SEC
If the Plan is approved, adopted and ratified by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the Plan with the SEC pursuant to the Securities Act as soon as possible after such approval, adoption and ratification.
The Board of Directors recommends a vote “FOR” approval, adoption and ratification of the ACNB Corporation Employee Stock Purchase Plan.
INDEPENDENT AUDITORS
Aggregate fees billed or expected to be billed to ACNB Corporation by Crowe LLP for 2025 and 2024 for services rendered are presented below:
	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees	$598,250	$448,125
Audit-Related Fees	$73,500	$101,875
Tax Fees	$66,000	$55,750
All Other Fees	—	—
Total Fees	$737,750	$650,750
Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of the Corporation’s annual consolidated financial statements and the review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
Audit-Related Fees include fees billed or expected to be billed for professional services in connection with review of registration statements on Form S-3 and Form S-4 and consulting services.

Tax Fees include fees billed or expected to be billed for professional services rendered for tax compliance, tax advice, tax planning, and related administrative fees.
When applicable, the Audit Committee considers whether any permissible provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. None of the services related to any Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation’s independent registered public accounting firm as independent auditors.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation’s directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation’s outstanding equity stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of ACNB Corporation with the SEC. Based on a review of copies of the reports filed, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2025.
PROPOSALS
Cumulative voting rights do not exist with respect to the election of directors. The four (4) nominees for Class 3 Directors receiving the highest number of “FOR” votes cast, in person or by proxy, by those shareholders entitled to vote will be elected directors of the Corporation.
For the election of directors in Proposal 1, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one (1) or more of the nominees. For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card, or vote via internet or telephone, with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Board’s nominees, in favor of the non-binding shareholder vote on executive compensation, and “FOR” all other proposals described in this proxy statement).
1.
TO ELECT FOUR (4) CLASS 3 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

Nominees for Class 3 Directors are:
Kimberly S. Chaney
Frank Elsner, III
James P. Helt
John M. Polli
The Board of Directors recommends a vote FOR the election of these nominees.
2.
TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers.

The shareholders approved a resolution at the Corporation’s 2023 Annual Meeting of Shareholders to conduct an annual advisory vote on the Corporation’s executive compensation for the Named Executive Officers.
As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to our success. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting of Shareholders:
RESOLVED, that the Corporation’s shareholders approve, on a non-binding basis, the compensation paid to the Named Executive Officers, as disclosed in the Corporation’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, the compensation tables, the narrative discussion, and the other related tables and disclosure.
The Say on Pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends a vote FOR this proposal.
3.
TO APPROVE AND ADOPT AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

The Board of Directors recommends a vote FOR this proposal.
4.
TO APPROVE AND ADOPT AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ADD NEW ARTICLE 13 TO AUTHORIZE UNCERTIFICATED SHARES.

The Board of Directors recommends a vote FOR this proposal.
5.
TO APPROVE, ADOPT AND RATIFY THE ACNB CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

The Board of Directors recommends a vote FOR this proposal.
6.
TO RATIFY THE SELECTION OF CROWE LLP AS ACNB CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The Board of Directors has approved the selection of Crowe LLP as the independent registered public accounting firm for the examination of its financial statements for the fiscal year ending December 31, 2026. Crowe LLP served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2025. Even if the selection is ratified, the Board of Directors, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of ACNB Corporation and its shareholders.
Crowe LLP has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between the independent registered public accounting firm and its clients.
We expect a representative of Crowe LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

The Board of Directors recommends a vote FOR this proposal.
7.
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION
Any shareholder may obtain a copy of ACNB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and related schedules and exhibits, required to be filed with the SEC, without charge, by submitting a written request to Investor Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or by calling (717) 339-5161. You may also view these documents on our website at investor.acnb.com.
OTHER MATTERS
The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

Annex A
ACNB CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
1.   Purpose.   This ACNB Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company and to acquire a stake in its future through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.
2.   Definitions.
“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the committee appointed by the Board to administer the Plan.
“Common Stock” means the common stock of the Company, par value $2.50 per share.
“Company” means ACNB Corporation, a Pennsylvania corporation, including any successor thereto.
“Compensation” means base salary, wages, and commissions (including commissions earned in insurance, mortgage and wealth divisions) paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, paid time off (PTO), holiday pay, jury duty pay and funeral leave pay, but excluding any sales incentive bonuses, annual bonuses, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or long-term or other equity-based awards or incentive payments.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Custodian” means the agent designated by the Company from time to time to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan and perform other services related to the administration of the ESPP on behalf of the Company or its Participating Subsidiaries.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 18.11 hereof.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least thirty (30) days, and (ii) is customarily employed for more than five

(5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of six (6) months beginning June 1st and December 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Subsidiaries” means ACNB Bank and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.
“Plan” means this ACNB Corporation Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any corporation or other similar entity, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such entity exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange, a business day, as determined by the Committee in good faith.
3.   Administration.   The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, engaging a Custodian and consultants. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. The Board retains the authority to concurrently administer the Plan with the Committee and may, at any time, restore in the Board some or all of the powers previously delegated to the Committee.
4.   Eligibility.   Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
5.   Offering Periods.   The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about June 1st and December 1st of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
6.   Participation.
6.1   Enrollment; Payroll Deductions.   An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company or Custodian, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15% in whole percentage increments only of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
6.2   Election Changes.   During an Offering Period, a Participant may decrease his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.
6.3   Automatic Re-enrollment.   The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.   Grant of Option.   On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 1,000 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 13 of the Plan).
8.   Exercise of Option/Purchase of Shares.   A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but accumulated deductions that have not been used to purchase whole shares will be credited to Participant’s notional account and carried forward to be aggregated with other payroll deductions to purchase whole shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.
9.   Transfer of Shares.   As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Custodian and may require that the shares of Common Stock be retained with such Custodian for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares of Common Stock have been delivered pursuant to this Section 9. The Committee may impose such restrictions as it deems advisable on a Participant selling, assigning, transferring or otherwise disposing of any Stock acquired hereunder.
10.   Withdrawal.
10.1   Withdrawal Procedure.   A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
10.2   Effect on Succeeding Offering Periods.   A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws, provided that the Participant competes an Enrollment Form in accordance with Section 6.1.
11.   Termination of Employment; Change in Employment Status.   Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at any time before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person’s estate or other beneficiary and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions may be used to purchase shares on the Purchase Date in the discretion of the Company or Participating Subsidiary.
12.   Interest.   No interest shall accrue on, or be payable, with respect to the payroll deductions of a Participant in the Plan.
13.   Shares Reserved for Plan.
13.1   Number of Shares.   A total of Three Hundred Thousand (300,000) shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares, shares acquired in privately negotiated transactions or on the open market or from any other proper source.

13.2   Over-subscribed Offerings.   The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.   Transferability.   No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, hypothecated, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be null, void and without effect.
15.   Application of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions.
16.   Statements.   Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased.
17.   Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
17.1   Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
17.2   Dissolution or Liquidation.   Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
17.3   Corporate Transaction.   In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by the Committee setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the effective or closing date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.   General Provisions.
18.1   Equal Rights and Privileges.   Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
18.2   No Right to Continued Service.   Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
18.3   Rights as Shareholder.   A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to or deposited in the Participant or Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above. Notwithstanding the foregoing, the Committee may impose such restrictions as it deems advisable on a Participant selling, assigning, transferring or otherwise disposing of any Stock acquired hereunder, including without limitation restrictions on transferring any Stock acquired from the ESPP Share Account to another broker until the holding period set forth in Section 423(a) of the Code has been satisfied.
18.4   Successors and Assigns.   The Plan shall be binding on the Company and its successors and assigns.
18.5   Entire Plan.   This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
18.6   Compliance with Law.   The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
18.7   Notice of Disqualifying Dispositions.   Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one (1) year after the Purchase Date.
18.8   Term of Plan.   The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18.9, shall have a term of ten (10) years.
18.9   Amendment or Termination.   The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason without the consent of any Participant or Eligible Employee; provided, however, that the Committee may not (i) increase the number of shares of Common Stock available for issuance hereunder without approval of the Company’s shareholders, other than in accordance with Section 17.1, (ii) make any other changes herein to the extent shareholder approval is required by applicable law or listing requirements. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
18.10   Applicable Law.   The laws of the Commonwealth of Pennsylvania shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

18.11   Shareholder Approval.   The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
18.12   Section 423.   The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
18.13   Tax Obligations and Withholding.   To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Committee, Company, and any Participating Subsidiary are authorized to implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from a Participant’s compensation, cash payments to the Company or Participating Subsidiary by a Participant, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.
18.14   Exculpation.   No member of the Board or the Committee, nor any officer or employee of the Company or a Participating Subsidiary acting on their behalf, shall be liable for actions, determinations or interpretations made in good faith with respect to the Plan. All members of the Board and the Committee and each officer or employee of the Company or Participating Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
18.15   Severability.   If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
18.16   Headings.   The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

Vote by Internet, Smartphone or Tablet — QUICK +++ EASY IMMEDIATE — 24 Hours a Day, 7 Days a Week or by MailYour Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:59 p.m., Eastern Time, on May 4, 2026.INTERNET/MOBILE — www.cstproxyvote.comUse the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.PHONE — 1 (866) 894-0536Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.PROXYV FOLD HERE > DO NOT SEPARATE > INSERT IN ENVELOPE PROVIDED VTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.Please mark your votes like thisX1.To elect four (4) Class 3 directors to serve for terms of three (3) yearsDQG XQWLO WKHLU VXFFHVVRUV DUH HOHFWHG DQG TXDOL¿HG.5.To approve, adopt and ratify the ACNB Corporation Employee Stock Purchase Plan.FOR AGAINST ABSTAINNominees for Class 3 Directors are:Kimberly S. Chaney Frank Elsner, III James P. HeltFORAGAINST ABSTAIN6.To ratify the selection of Crowe LLP as ACNB Corporation’s independent registered public DFFRXQWLQJ ¿UP IRU WKH ¿VFDO \HDU HQGLQJDecember 31, 2026.FOR AGAINST ABSTAIN John M. Polli2.To conduct a non-binding vote on executive compensation.3.To approve and adopt an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock.4.To approve and adopt an amendment to the Amended and Restated Articles of Incorporation WR DGG QHZ $UWLFOH 13 WR DXWKRUL]H XQFHUWL¿FDWHGshares.FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 7.To transact such other business as may properly come before the 2026 Annual Meeting and any adjournment or postponement thereof.CONTROL NUMBER TOPPAN MERRILL> TM> ACNB Corporation> US / TM / tm261884-3_nonfiling / 10-proxycard / Page: 1 / 2YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.> SVC_XPP_Composer 03/19/26 @ 1:52 a.m. (es#:24)2026SignatureSignature, if held jointlyDate2026.Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders ofACNB Corporationto be held on May 5, 2026To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/acnb/2026PROXYV FOLD HERE > DO NOT SEPARATE > INSERT IN ENVELOPE PROVIDED VTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSACNB CORPORATION>SVC_XPP_Composer 03/19/26 @ 1:52 a.m. (es#:24)2026ACNB Corporation> US / TM / tm261884-3_nonfiling / 10-proxycard / Page: 2 / 2> TM> TOPPAN MERRILLThe undersigned hereby constitutes and appoints Elizabeth F. Carson and Todd L. Herring and each or either of them, Proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held virtually via live webcast at https://www.cstproxy.com/acnb/2026 on Tuesday, May 6, 2025, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting.SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4, 5 AND 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.(Continued and to be marked, dated and signed on the other side)